Table of Contents
Exhibit 99.4

SELECT INCOME REIT
Index to Financial Statements

Page

The following consolidated financial statements of Select Income REIT are included on the pages indicated:

Report of Independent Auditors	F- 1
Consolidated Balance Sheets as of September 30, 2018 and December 31, 2017	F- 2
Consolidated Statements of Comprehensive Income for the nine months ended September 30, 2018 and for each of the two years in the period ended December 31, 2017	F- 3
Consolidated Statements of Shareholders' Equity for the nine months ended September 30, 2018 and for each of the two years in the period ended December 31, 2017	F- 4
Consolidated Statements of Cash Flows for the nine months ended September 30, 2018 and for each of the two years in the period ended December 31, 2017	F- 5
Notes to Consolidated Financial Statements	F- 7
Schedule II - Valuation and Qualifying Accounts	S- 1
Schedule III - Real Estate and Accumulated Depreciation	S- 2

Report of Independent Auditors

To the Trustees and Shareholders of Office Properties Income Trust

We have audited the accompanying consolidated financial statements of Select Income REIT (the Company), which comprise the consolidated balance sheets as of September 30, 2018 and December 31, 2017, and the related consolidated statements of comprehensive income, shareholders’ equity and cash flows for the nine months ended September 30, 2018 and for each of the two years in the period ended December 31, 2017, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Select Income REIT at September 30, 2018 and December 31, 2017, and the consolidated results of its operations and its cash flows for the nine months ended September 30, 2018 and for each of the two years in the period ended December 31, 2017 in conformity with U.S. generally accepted accounting principles.

Adoption of ASU No. 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities”
As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for investments in equity securities in the period ended September 30, 2018 as a result of the adoption of the amendments to the FASB Accounting Standards Codification resulting from Accounting Standards Update No. 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities,” effective January 1, 2018. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 28, 2019

SELECT INCOME REIT
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	September 30,	December 31,
	2018	2017
ASSETS
Real estate properties:
Land	$1,057,197	$1,041,767
Buildings and improvements	3,238,661	3,178,098
	4,295,858	4,219,865
Accumulated depreciation	(369,252)	(314,249)
	3,926,606	3,905,616
Properties held for sale	15,289	5,829
Acquired real estate leases, net	433,947	477,577
Cash and cash equivalents	25,982	658,719
Restricted cash	403	178
Rents receivable, including straight line rents of $121,770 and $122,010, respectively, net of allowance for doubtful accounts of $2,227 and $1,396, respectively	131,642	127,672
Deferred leasing costs, net	14,568	14,295
Other assets, net	173,062	113,144
Total assets	$4,721,499	$5,303,030

LIABILITIES AND SHAREHOLDERS' EQUITY
Unsecured revolving credit facility	$108,000	$—
ILPT revolving credit facility	380,000	750,000
Unsecured term loan, net	—	348,870
Senior unsecured notes, net	1,430,688	1,777,425
Mortgage notes payable, net	210,624	210,785
Accounts payable and other liabilities	92,626	101,352
Assumed real estate lease obligations, net	62,176	68,783
Rents collected in advance	21,626	15,644
Security deposits	9,370	8,346
Due to related persons	26,749	30,006
Total liabilities	2,341,859	3,311,211

Commitments and contingencies

Shareholders' equity:
Shareholders' equity attributable to SIR:
Common shares of beneficial interest, $.01 par value: 125,000,000 shares authorized; 89,550,528 and 89,487,371 shares issued and outstanding, respectively	896	895
Additional paid in capital	2,312,724	2,180,896
Cumulative net income	634,849	508,213
Cumulative other comprehensive income	863	52,665
Cumulative common distributions	(887,776)	(750,850)
Total shareholders' equity attributable to SIR	2,061,556	1,991,819
Noncontrolling interest in consolidated subsidiary	318,084	—
Total shareholders' equity	2,379,640	1,991,819
Total liabilities and shareholders' equity	$4,721,499	$5,303,030

The accompanying notes are an integral part of these consolidated financial statements.

SELECT INCOME REIT
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(amounts in thousands, except per share data)

	Nine Months Ended
	September 30,	Year Ended December 31,
	2018	2017	2016
REVENUES:
Rental income	$298,003	$392,285	$387,015
Tenant reimbursements and other income	60,514	75,818	74,992
Total revenues	358,517	468,103	462,007

EXPENSES:
Real estate taxes	36,748	44,131	42,879
Other operating expenses	43,714	55,567	52,957
Depreciation and amortization	105,326	137,672	133,762
Acquisition and transaction related costs	3,796	1,075	306
General and administrative	47,353	54,909	28,632
Write-off of straight line rents receivable, net	10,626	12,517	—
Loss on asset impairment	—	4,047	—
Loss on impairment of real estate assets	9,706	229	5,484
Total expenses	257,269	310,147	264,020

Gain on sale of real estate	4,075	—	—
Dividend income	1,190	1,587	1,268
Unrealized gain on equity securities	53,159	—	—
Interest income	753	91	30
Interest expense (including net amortization of debt issuance costs, premiums and discounts of $5,245, $6,182 and $5,508, respectively)	(69,446)	(92,870)	(82,620)
Loss on early extinguishment of debt	(1,192)	—	—
Income before income tax expense and equity in earnings of an investee	89,787	66,764	116,665
Income tax expense	(446)	(466)	(448)
Equity in earnings of an investee	882	608	137
Net income	90,223	66,906	116,354
Net income allocated to noncontrolling interest	(15,841)	—	(33)
Net income attributed to SIR	$74,382	$66,906	$116,321

Net income	$90,223	$66,906	$116,354
Other comprehensive income:
Unrealized gain on equity securities	—	31,419	39,814
Unrealized gain on interest rate swap	362	313	93
Equity in unrealized gain of an investee	90	461	152
Other comprehensive income	452	32,193	40,059
Comprehensive income	90,675	99,099	156,413
Comprehensive income allocated to noncontrolling interest	(15,841)	—	(33)
Comprehensive income attributed to SIR	$74,834	$99,099	$156,380

Weighted average common shares outstanding - basic	89,395	89,351	89,304
Weighted average common shares outstanding - diluted	89,411	89,370	89,324

Net income attributed to SIR per common share - basic and diluted	$0.83	$0.75	$1.30

The accompanying notes are an integral part of these consolidated financial statements.

SELECT INCOME REIT
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(dollars in thousands)

							Total
					Cumulative		Shareholders'	Noncontrolling
	Number of		Additional	Cumulative	Other	Cumulative	Equity	Interest in	Total
	Common	Common	Paid In	Net	Comprehensive	Common	Attributable	Consolidated	Shareholders'
	Shares	Shares	Capital	Income	Income (Loss)	Distributions	to SIR	Subsidiary	Equity
Balance at December 31, 2015	89,374,029	$894	$2,178,477	$324,986	$(19,587)	$(387,810)	$2,096,960	$—	$2,096,960
Net income	—	—	—	116,321	—	—	116,321	—	116,321
Share grants	65,900	—	1,523	—	—	—	1,523	—	1,523
Share repurchases	(12,060)	—	(331)	—	—	—	(331)	—	(331)
Other comprehensive income	—	—	—	—	40,059	—	40,059	—	40,059
Distributions to common shareholders	—	—	—	—	—	(180,570)	(180,570)	—	(180,570)
Balance at December 31, 2016	89,427,869	894	2,179,669	441,307	20,472	(568,380)	2,073,962	—	2,073,962
Net income	—	—	—	66,906	—	—	66,906	—	66,906
Share grants	72,850	1	1,536	—	—	—	1,537	—	1,537
Share repurchases	(13,348)	—	(309)	—	—	—	(309)	—	(309)
Other comprehensive income	—	—	—	—	32,193	—	32,193	—	32,193
Distributions to common shareholders	—	—	—	—	—	(182,470)	(182,470)	—	(182,470)
Balance at December 31, 2017	89,487,371	895	2,180,896	508,213	52,665	(750,850)	1,991,819	—	1,991,819
Cumulative adjustment upon adoption of ASU No. 2016-01	—	—	—	52,254	(52,254)	—	—	—	—
Balance at January 1, 2018	89,487,371	895	2,180,896	560,467	411	(750,850)	1,991,819	—	1,991,819
Net income	—	—	—	74,382	—	—	74,382	15,841	90,223
Share grants	76,700	1	1,086	—	—	—	1,087	967	2,054
Share repurchases	(13,063)	—	(283)	—	—	—	(283)	—	(283)
Forfeited share grants	(480)	—	—	—	—	—	—	—	—
Issuance of shares of subsidiary, net	—	—	131,025	—	—	—	131,025	313,284	444,309
Other comprehensive income	—	—	—	—	452	—	452	—	452
Distributions to common shareholders	—	—	—	—	—	(136,926)	(136,926)	—	(136,926)
Distributions to noncontrolling interest	—	—	—	—	—	—	—	(12,008)	(12,008)
Balance at September 30, 2018	89,550,528	$896	$2,312,724	$634,849	$863	$(887,776)	$2,061,556	$318,084	$2,379,640

The accompanying notes are an integral part of these consolidated financial statements.

SELECT INCOME REIT
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Nine Months Ended
	September 30,	Year Ended December 31,
	2018	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$90,223	$66,906	$116,354
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	61,162	80,239	78,151
Net amortization of debt issuance costs, premiums and discounts	5,245	6,182	5,508
Amortization of acquired real estate leases and assumed real estate lease obligations	41,331	54,061	52,691
Amortization of deferred leasing costs	1,440	1,591	1,413
Write-off of straight line rents and provision for losses on rents receivable	11,509	13,104	496
Straight line rental income	(9,994)	(20,969)	(24,744)
Impairment losses	9,706	4,276	5,484
Loss on early extinguishment of debt	1,192	—	—
Gain on sale of real estate	(4,075)	—	—
Other non-cash expenses, net	155	(651)	(607)
Unrealized gain on equity securities	(53,159)	—	—
Equity in earnings of an investee	(882)	(608)	(137)
Change in assets and liabilities:
Rents receivable	(5,485)	543	(534)
Deferred leasing costs	(1,677)	(5,239)	(4,485)
Other assets	(1,285)	(3,042)	(883)
Accounts payable and other liabilities	(8,208)	3,934	(572)
Rents collected in advance	5,982	(3,171)	2,520
Security deposits	1,024	198	42
Due to related persons	(3,257)	25,531	735
Net cash provided by operating activities	140,947	222,885	231,432

CASH FLOWS FROM INVESTING ACTIVITIES:
Real estate acquisitions	(95,078)	(117,468)	(18,046)
Real estate improvements	(16,630)	(15,162)	(8,862)
Proceeds from sale of real estate, net	9,394	—	—
Net cash used in investing activities	(102,314)	(132,630)	(26,908)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common shares in subsidiary, net	444,309	—	—
Proceeds from issuance of senior unsecured notes, net of discounts	—	345,394	—
Repayments of mortgage notes payable	(54)	(34,223)	(40,525)
Borrowings under revolving credit facilities	342,000	1,012,000	205,000
Repayments of revolving credit facilities	(604,000)	(589,000)	(181,000)
Payment of debt issuance costs	(4,183)	(4,921)	—
Repayment of unsecured term loan	(350,000)	—	—
Repayment of senior unsecured notes	(350,000)	—	—
Distributions to common shareholders	(136,926)	(182,470)	(180,570)
Repurchase of common shares	(283)	(309)	(331)
Purchase of noncontrolling interest	—	—	(3,908)
Distributions to noncontrolling interest	(12,008)	—	(66)
Net cash (used in) provided by in financing activities	(671,145)	546,471	(201,400)

(Decrease) increase in cash, cash equivalents and restricted cash	(632,512)	636,726	3,124
Cash, cash equivalents and restricted cash at beginning of period	658,897	22,171	19,047
Cash, cash equivalents and restricted cash at end of period	$26,385	$658,897	$22,171
The accompanying notes are an integral part of these consolidated financial statements.

SELECT INCOME REIT
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(dollars in thousands)

	Nine Months
	Ended
	September 30,	Year Ended December 31,
	2018	2017	2016
SUPPLEMENTAL DISCLOSURES:
Interest paid	$76,142	$84,589	$76,930
Income taxes paid	$421	$348	$428

SUPPLEMENTAL DISCLOSURE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets to the amounts shown in the consolidated statements of cash flows:

	As of
	September 30,	As of December 31,
	2018	2017	2016
Cash and cash equivalents	$25,982	$658,719	$22,127
Restricted cash	403	178	44
Total cash, cash equivalents and restricted cash shown in the statements of cash flows	$26,385	$658,897	$22,171

The accompanying notes are an integral part of these consolidated financial statements.

SELECT INCOME REIT
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data)
Note 1. Organization

The consolidated financial statements of Select Income REIT, and the following notes thereto, are presented as of September 30, 2018 and refer to and include data for Select Income REIT, or SIR, we, us or our, at September 30, 2018. References to “SIR,” “we,” “us,” and “our” refer to and include data for Select Income REIT and its consolidated subsidiaries, including Industrial Logistics Properties Trust and its consolidated subsidiaries, or ILPT, at September 30, 2018 unless the context indicates otherwise.

The consolidated financial statements of Select Income REIT do not give effect to the various transactions consummated after September 30, 2018, including, without limitation, that certain merger consummated on December 31, 2018, pursuant to which SIR merged with and into GOV MS REIT, a Maryland real estate trust, with GOV MS REIT continuing as the surviving entity, as further described below.

Select Income REIT is a real estate investment trust, or REIT, that was organized under Maryland law in 2011. As of September 30, 2018, our consolidated portfolio included 368 buildings, leasable land parcels and easements with approximately 45,754,000 rentable square feet.

Industrial Logistics Properties Trust

On January 17, 2018, ILPT, our then wholly owned subsidiary, completed an initial public offering, or the ILPT IPO, and listing on The Nasdaq Stock Market LLC, or Nasdaq, of 20,000,000 of its common shares of beneficial interest, or the ILPT common shares. ILPT intends to qualify for taxation as a REIT under the Internal Revenue Code of 1986, as amended, or the IRC, for U.S. federal income tax purposes, commencing with its taxable year ending December 31, 2018 and to maintain such qualification thereafter. Upon the completion of the ILPT IPO, ILPT owned 266 of our consolidated buildings leasable land parcels and easements with a combined 28,540,000 rentable square feet, consisting of 226 buildings, leasable land parcels and easements with approximately 16,834,000 rentable square feet located on the island of Oahu, HI, and 40 industrial buildings with approximately 11,706,000 rentable square feet located in 24 other states, or collectively, ILPT's Initial Properties. Following the ILPT IPO, most of our 100% owned properties were office properties. As of September 30, 2018, we continued to own 45,000,000 ILPT common shares, or approximately 69.2% of the outstanding ILPT common shares. We accounted for the sale of the ILPT common shares in the ILPT IPO in accordance with Accounting Standards Codification Topic 810, Consolidation, and concluded that we retained control under the voting interest model given our ownership percentage in ILPT; therefore, ILPT remained one of our consolidated subsidiaries following the ILPT IPO and for all subsequent periods presented in our consolidated financial statements to which these notes relate. The difference between the net book value of the ILPT common shares that were sold in the ILPT IPO and the share price paid for those shares is treated as an increase to additional paid in capital. The 30.8% portion of ILPT that is not controlled by us, or the noncontrolling interest, is presented as a separate component of equity in our consolidated balance sheets. In addition, net income attributable to the noncontrolling interest is calculated based on the 30.8% of ILPT common shares not owned by us and is presented separately in our consolidated statements of comprehensive income. See Note 12 for additional information regarding the ILPT IPO.

On December 27, 2018, we distributed all 45,000,000 ILPT common shares we then owned to our shareholders of record as of the close of business on December 20, 2018, or the ILPT Distribution.

Merger with Government Properties Income Trust (now known as Office Properties Income Trust)

On September 14, 2018, we, Government Properties Income Trust (now known as Office Properties Income Trust, or OPI), a Maryland real estate investment trust and OPI’s wholly owned subsidiary, GOV MS REIT, a Maryland real estate investment trust, or Merger Sub, entered into an Agreement and Plan of Merger, or the Merger Agreement, pursuant to which we agreed to merge with and into Merger Sub, with Merger Sub continuing as the surviving entity in the merger, or the Merger. At the time we entered the Merger Agreement, OPI owned 24,918,421 of our common shares, or 27.8% of our then outstanding common shares.

On October 9, 2018, OPI sold all 24,918,421 of our common shares it then owned pursuant to an underwritten public offering, or the Secondary Sale, at a price of $18.25 per share, raising net proceeds of $435,125 after deducting underwriting discounts and offering expenses, including costs and expenses incurred by us and our affiliates.

Both the Secondary Sale and the ILPT Distribution were contemplated by the Merger Agreement.

The Merger was effective on December 31, 2018. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, OPI issued to our shareholders 1.04 of OPI common shares for each common share of us issued and outstanding immediately prior to the effective time of the Merger (other than our common shares held by us or any of our or OPI’s wholly owned subsidiaries), with cash paid in lieu of fractional shares and any of our outstanding unvested common share awards under our 2012 Equity Compensation Plan, or the 2012 Plan, were converted into awards under OPI’s equity compensation plan, subject to substantially similar vesting requirements and other terms and conditions, of a number of OPI common shares determined by multiplying the number of unvested common shares of us subject to such award by 1.04 (rounded down to the nearest whole number). Also on December 31, 2018, following the Merger, Merger Sub merged with and into OPI, with OPI as the surviving entity and OPI changed its name to “Office Properties Income Trust.” Effective January 1, 2019, the ticker symbol for OPI common shares was changed to “OPI.” OPI’s common shares continue to be traded on Nasdaq.

Upon consummation of the Merger, we terminated our business and property management agreements with The RMR Group LLC, or RMR LLC, for convenience. RMR LLC waived its right to receive payment of the termination fee otherwise due as a result of our termination, pursuant to the terms of the letter agreement we entered into with RMR LLC on September 14, 2018.

On December 31, 2018, in connection with the Merger, OPI assumed all of the principal and interest on all of our outstanding $400,000 aggregate principal amount of 3.60% Senior Notes due 2020, $300,000 aggregate principal amount of 4.15% Senior Notes due 2022, $350,000 aggregate principal amount of 4.250% Senior Notes due 2024, $400,000 aggregate principal amount of 4.50% Senior Notes due 2025 and $161,772 aggregate principal amount of mortgage debt.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation. These consolidated financial statements include our accounts and the accounts of our subsidiaries, which are 100% owned or controlled directly or indirectly by us. The portion of a consolidated subsidiary that is not controlled by us, or the noncontrolling interest, is presented as a separate component of equity in our consolidated balance sheets and separately as net income allocated to noncontrolling interest in our consolidated statements of comprehensive income. All intercompany transactions and balances with or among our consolidated subsidiaries have been eliminated.

Real Estate Properties. We record our properties at cost, and we calculate depreciation on real estate investments on a straight line basis over estimated useful lives generally ranging from seven to 40 years. In some circumstances, we engage independent real estate appraisal firms to provide market information and evaluations which are relevant to our purchase price allocations and determinations of useful lives; however, we are ultimately responsible for the purchase price allocations and determinations of useful lives.

We allocate the purchase prices of our properties to land, building and improvements based on determinations of the fair values of these assets assuming the properties are vacant. We determine the fair value of each property using methods similar to those used by independent appraisers. We allocate a portion of the purchase price to above market and below market leases based on the present value (using an interest rate which reflects the risks associated with acquired in place leases at the time each property was acquired by us) of the difference, if any, between (i) the contractual amounts to be paid pursuant to the acquired in place leases and (ii) our estimates of fair market lease rates for the corresponding leases, measured over a period equal to the terms of the respective leases. The terms of below market leases that include bargain renewal options, if any, are further adjusted if we determine that renewal to be probable. We allocate a portion of the purchase price to acquired in place leases and tenant relationships based upon market estimates to lease up the property based on the leases in place at the time of purchase. In making these allocations, we consider factors such as estimated carrying costs during the expected lease up periods, including real estate taxes, insurance and other operating income and expenses and costs, such as leasing commissions, legal and other related expenses, to execute similar leases in current market conditions at the time a property was acquired by us. We allocate this aggregate value between acquired in place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease. However, we have not separated the value of tenant relationships from the value of acquired in place leases because such value and related amortization expense is immaterial to the accompanying consolidated financial statements.

We amortize capitalized above market lease values (included in acquired real estate leases, net in our consolidated balance sheets) and below market lease values (presented as assumed real estate lease obligations, net in our consolidated balance sheets) as a reduction or increase, respectively, to rental income over the terms of the associated leases. Such amortization resulted in changes to rental income of $1,615, $2,054 and $1,732 during the nine months ended September 30, 2018 and the years ended December 31, 2017 and 2016, respectively. We amortize the value of acquired in place leases (included in acquired real estate leases, net in our consolidated balance sheets), exclusive of the value of above market and below market acquired in place leases, or lease origination value, over the terms of the associated leases. Such amortization, which is included in depreciation and amortization expense, totaled $42,946, $56,115 and $54,422 during the nine months ended September 30, 2018 and the years ended December 31, 2017 and 2016, respectively. If a lease is terminated prior to its stated expiration, we write off the unamortized amounts relating to that lease.

At September 30, 2018 and December 31, 2017, our acquired real estate leases and assumed real estate lease obligations were as follows:

	September 30, 2018	December 31, 2017
Acquired real estate leases:
Capitalized above market lease values	$92,117	$92,887
Less: accumulated amortization	(35,586)	(31,364)
Capitalized above market lease values, net	56,531	61,523

Lease origination value	597,095	598,927
Less: accumulated amortization	(219,679)	(182,873)
Lease origination value, net	377,416	416,054
Acquired real estate leases, net	$433,947	$477,577

Assumed real estate lease obligations:
Capitalized below market lease values	$106,778	$107,290
Less: accumulated amortization	(44,602)	(38,507)
Assumed real estate lease obligations, net	$62,176	$68,783

As of September 30, 2018, the weighted average amortization periods for capitalized above market lease values, lease origination value and capitalized below market lease values were 11.4 years, 8.1 years, and 9.8 years, respectively. Future amortization of net intangible acquired real estate lease assets and liabilities to be recognized over the current terms of the associated leases as of September 30, 2018 are estimated to be $13,776 for the period from October 1, 2018 to December 31, 2018, $53,615 in 2019, $51,292 in 2020, $50,486 in 2021, $48,808 in 2022, $41,232 in 2023 and $112,562 thereafter.

We recognize impairment losses on real estate investments when indicators of impairment are present and the estimated undiscounted cash flow from our real estate investments is less than the carrying amount of such real estate investments. Impairment indicators may include declining tenant occupancy, lack of progress releasing vacant space, tenant bankruptcies, low long term prospects for improvement in property performance, weak or declining tenant profitability, cash flow or liquidity, our decision to dispose of an asset before the end of its estimated useful life and legislative, market or industry changes that could permanently reduce the value of a property. We review our properties for impairment quarterly, or whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. If indicators of impairment are present, we evaluate the carrying value of the related property by comparing it to the expected future undiscounted cash flows expected to be generated from that property. If the sum of these expected future undiscounted cash flows is less than the carrying value, we reduce the net carrying value of the property to its estimated fair value. The determination of undiscounted cash flow includes consideration of many factors including income to be earned from the investment, holding costs (exclusive of interest), estimated selling prices, and prevailing economic and market conditions.

Cash and Cash Equivalents. We consider highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.

Restricted Cash. Restricted cash consists of amounts escrowed for future capital expenditures as required by certain of our mortgage debts.

Deferred Leasing Costs. Deferred leasing costs include capitalized brokerage, legal and other fees associated with the successful negotiation of leases, which are amortized to depreciation and amortization expense on a straight line basis over the terms of the respective leases. Deferred leasing costs totaled $20,116 and $18,808 at September 30, 2018 and December 31, 2017, respectively, and accumulated amortization of deferred leasing costs totaled $5,548 and $4,513 at September 30, 2018 and December 31, 2017, respectively. Included in deferred leasing costs at September 30, 2018, was $65 of estimated costs associated with leases under negotiation. Future amortization of deferred leasing costs to be recognized during the current terms of our existing leases as of September 30, 2018, are estimated to be $594 for the period from October 1, 2018 to December 31, 2018, $2,091 in 2019, $2,067 in 2020, $1,918 in 2021, $1,636 in 2022, $1,305 in 2023 and $4,957 thereafter.

Debt Issuance Costs. Debt issuance costs include capitalized issuance costs related to borrowings, which are amortized to interest expense over the terms of the respective loans. Debt issuance costs, net of accumulated amortization, for our and ILPT's revolving credit facilities are included in other assets in our consolidated balance sheets. Debt issuance costs, net of accumulated amortization, for our unsecured term loan and senior unsecured notes are presented as a direct deduction from the associated debt liability in our consolidated balance sheets. As of September 30, 2018 and December 31, 2017, debt issuance costs for our and ILPT's revolving credit facilities were $11,818 and $7,634, respectively, and accumulated amortization of debt issuance costs for our and ILPT's revolving credit facilities were $6,292 and $4,142, respectively. As of September 30, 2018 and December 31, 2017, debt issuance costs, net of accumulated amortization for our senior unsecured notes were $7,123 and $8,470, respectively. As of December 31, 2017, debt issuance costs, net of accumulated amortization, for our unsecured term loan were $1,130. Future amortization of debt issuance costs to be recognized with respect to our loans and notes as of September 30, 2018, are estimated to be $1,153 for the period from October 1, 2018 to December 31, 2018, $3,649 in 2019, $2,700 in 2020, $2,698 in 2021, $898 in 2022, $906 in 2023 and $645 thereafter.

Equity securities. As of September 30, 2018, we owned 1,586,836 shares of class A common stock of The RMR Group Inc., or RMR Inc. Our equity securities are recorded at fair value based on their quoted market price at the end of the reporting period. Effective January 1, 2018, changes in the fair value of our equity securities are recorded through earnings in accordance with the Financial Accounting Standards Board, or FASB, Accounting Standards Update, or ASU, No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. Prior to January 1, 2018, unrealized gains and losses on available for sale securities were recorded as a component of cumulative other comprehensive income (loss) in shareholders’ equity. As further described in Note 12, we initially acquired 3,166,891 shares of class A common stock of RMR Inc. on June 5, 2015 for cash and share consideration of $35,954. We concluded, for accounting purposes, that the cash and share consideration we paid for our investment in these shares represented a discount to the fair value of these shares. We initially accounted for this investment under the cost method of accounting and recorded this investment at its estimated fair value of $81,850 as of June 5, 2015 using Level 3 inputs, as defined in the fair value hierarchy under U.S. generally accepted accounting principles, or GAAP. As a result, we recorded a liability for the amount by which the estimated fair value of these shares exceeded the price we paid for these shares. This liability is included in accounts payable and other liabilities in our consolidated balance sheets. A part of this liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to our business management and property management fee expense. We amortized $1,672, $2,230 and $2,230 of this liability during the nine months ended September 30, 2018 and the years ended December 31, 2017 and 2016, respectively. These amounts are included in the net business management and property management fee amounts for such periods. As of September 30, 2018, the remaining unamortized amount of this liability was $38,498. Future amortization of this liability as of September 30, 2018, is estimated to be $558 for the period from October 1, 2018 to December 31, 2018, $2,230 for each of the years from 2019 through 2023 and $26,790 thereafter.

Other Assets. Other assets consist primarily of deposits on potential acquisitions, our investments in RMR Inc. and Affiliates Insurance Company, or AIC, debt issuance costs on our and ILPT's revolving credit facilities, prepaid real estate taxes and other prepaid expenses. We account for our investment in AIC using the equity method of accounting. Significant influence is present through common representation on the boards of trustees or directors of us and AIC. One of our Managing Trustees, Adam D. Portnoy, as the sole trustee of ABP Trust, is the controlling shareholder of RMR Inc. RMR Inc. is the managing member of our manager, RMR LLC. Mr. Portnoy is also a managing director and president and chief executive officer of RMR Inc. and an officer and employee of RMR LLC. David M. Blackman, our other Managing Trustee and our President and Chief Executive Officer, and each of our other officers, also serve as executive officers of RMR LLC. RMR LLC also provides management and administrative services to AIC, and each of our Trustees is a director of AIC. See Notes 7 and 12 for further information regarding our investments in RMR Inc. and AIC.

We evaluate our equity method investments to determine if there are any events or circumstances (impairment indicators) that are likely to have a significant adverse effect on the fair value of the investment. Fair value estimates consider all available financial information related to the investee. Examples of such impairment indicators include, but are not limited to: a significant deterioration in earnings performance; a significant adverse change in the regulatory or economic environment of an investee; or a significant doubt about an investee’s ability to continue as a going concern. If an impairment indicator is identified, an estimate of the fair value of the investment is compared to its carrying value. If the fair value of the investment is less than its carrying value, a determination is made as to whether the related impairment is other than temporary. For other than temporary impairments, an impairment loss equal to the difference between the investment’s carrying value and its fair value is recognized in earnings to adjust the basis of the investment to its fair value.

Derivative Instruments and Hedging Activities. We account for our derivative instruments at fair value. Accounting for changes in the fair value of a derivative instrument depends on the intended use of the derivative instrument and the designation of the derivative instrument. The change in fair value of the effective portion of the derivative instrument that is not designated as a hedge or that does not meet the hedge accounting criteria are recorded as a gain or loss to operations.

Revenue Recognition. Rental income from operating leases is recognized on a straight line basis over the lives of lease agreements. We defer the recognition of contingent rental income, such as percentage rents, until the specific targets that trigger the contingent rental income are achieved. Contingent rental income recognized for the nine months ended September 30, 2018, and the years ended December 31, 2017 and 2016, totaled $941, $650, and $846, respectively. Tenant reimbursements and other income include property level operating expenses and capital expenditures reimbursed by our tenants as well as other incidental revenues. Certain tenants are obligated to pay directly their obligations under their leases for insurance, real estate taxes and certain other expenses. These costs, which have been assumed by the tenants under the terms of their respective leases, are not reflected in our consolidated financial statements. To the extent any tenant responsible for these costs under their respective lease defaults on its lease or it is deemed probable that the tenant will fail to pay for such costs, we would record a liability for such obligation.

Allowance for Doubtful Accounts. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability or unwillingness of certain tenants to make payments required under their leases. The computation of the allowance is based on the tenants’ payment histories and current credit profiles, as well as other considerations.

Income Taxes. We have elected to be taxed as a REIT under the IRC, and, accordingly, we generally will not be subject to federal income taxes provided we distribute our taxable income and meet certain other requirements to qualify as a REIT. We are, however, subject to certain state and local taxes.

Cumulative Other Comprehensive Income. Cumulative other comprehensive income consists of changes in the fair value of our interest rate derivative and, prior to the adoption of ASU 2016-01 on January 1, 2018, unrealized gains and losses related to our investments in RMR Inc. and AIC.

Use of Estimates. Preparation of these financial statements in conformity with GAAP requires us to make estimates and assumptions that may affect the amounts reported in these consolidated financial statements and related notes. The actual results could differ from these estimates. Significant estimates in the consolidated financial statements include the allowance for doubtful accounts, purchase price allocations, useful lives of fixed assets and the assessments of the carrying values and impairments of long lived assets.

Net Income Per Common Share. We calculate basic earnings per common share by dividing net income attributed to SIR by the weighted average number of common shares outstanding during the period. We calculate diluted net income per share using the more dilutive of the two class method or the treasury stock method.

Segment Information. As of September 30, 2018, we had two operating segments: properties 100% owned by SIR and properties owned by ILPT.

Reclassifications. Reclassifications have been made to the prior years' consolidated financial statements to conform to the current year's presentation.

New Accounting Pronouncements. On January 1, 2018, we adopted FASB ASU No. 2014-09 (and related clarifying guidance issued by the FASB), Revenue From Contracts With Customers, which outlines a comprehensive model for entities to use in accounting for revenue arising from contracts with customers. ASU No. 2014-09 states that “an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.” A substantial portion of our revenue consists of rental income from leasing arrangements, which is specifically excluded from ASU No. 2014-09. We have adopted ASU No. 2014-09 using the modified retrospective approach. The adoption of ASU No. 2014-09 did not have a material impact on the amount or timing of our revenue recognition in our consolidated financial statements.

On January 1, 2018, we adopted FASB ASU No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, which changes how entities measure certain equity investments and present changes in the fair value of financial liabilities measured under the fair value option that are attributable to their own credit. The implementation of ASU No. 2016-01 resulted in the reclassification of historical changes in the fair value of our available for sale equity securities of $51,413 from cumulative other comprehensive income to cumulative net income. We also reclassified $841 from cumulative other comprehensive income to cumulative net income for our share of cumulative other comprehensive income of our equity method investee. Effective January 1, 2018, changes in the fair value of our equity securities are recorded through earnings in accordance with ASU No. 2016-01.

On January 1, 2018, we adopted FASB ASU No. 2016-18, Restricted Cash, which requires companies to show the changes in the total of cash, cash equivalents, restricted cash and restricted cash equivalents in the statements of cash flows. This update also requires a reconciliation of the totals in the statements of cash flows to the related captions in the balance sheets. As a result, amounts included in restricted cash in our consolidated balance sheets are presented with cash and cash equivalents and restricted cash in the consolidated statements of cash flows. The implementation of ASU No. 2016-18 resulted in a decrease of $1,127 to net cash provided by operating activities for the year ended December 31, 2016. The adoption of this update did not change our balance sheet presentation.

Note 3. Real Estate Properties

As of September 30, 2018, we owned 368 buildings, leasable land parcels and easements with approximately 45,754,000 rentable square feet, including 269 buildings, leasable land parcels and easements with approximately 29,216,000 rentable square feet owned by ILPT. During the periods presented in these financial statements, no single tenant accounted for more than 10% of our total revenues.

In connection with the ILPT IPO, on September 29, 2017, we contributed ILPT's Initial Properties to ILPT. In connection with ILPT’s formation and this contribution, ILPT issued to us 45,000,000 of its common shares and a non-interest bearing demand note for $750,000, or the ILPT Demand Note, and ILPT assumed three mortgage notes totaling $63,069 as of September 30, 2017, that were secured by three of ILPT's Initial Properties. In December 2017, ILPT paid to us the entire principal amount outstanding under the ILPT Demand Note with initial borrowings under its revolving credit facility, and we prepaid on ILPT’s behalf two of the mortgage notes totaling $14,319 that had encumbered two of ILPT's Initial Properties.

2018 Acquisitions:

During the nine months ended September 30, 2018, ILPT acquired three properties with a combined 666,173 rentable square feet for an aggregate purchase price of $93,578, including acquisition related costs of $1,253. These acquisitions were accounted for as acquisitions of assets and these properties are included in our ILPT segment. We allocated the purchase prices of these acquisitions based on the estimated fair values of the acquired assets as follows:

			Rentable				Acquired
		Number of	Square	Purchase		Buildings and	Real Estate
Date	Location	Properties	Feet	Price	Land	Improvements	Leases
June 2018	Doral, FL (1)	1	240,283	$43,326	$15,225	$28,101	$—
September 2018	Carlisle, PA	1	205,090	20,451	3,299	15,515	1,637
September 2018	Upper Marlboro, MD	1	220,800	29,801	5,296	21,833	2,672
		3	666,173	$93,578	$23,820	$65,449	$4,309

(1) This property was acquired and simultaneously leased back to the seller.

In October 2018, ILPT acquired a land parcel adjacent to a property it owns located in Ankeny, IA for a purchase price of $450, excluding acquisition related costs. This land parcel will be used for a 194,000 square foot expansion for the existing tenant at such property.

Also in October 2018, ILPT acquired a multi-tenant, net leased property located in Maple Grove, MN with approximately 319,000 rentable square feet for a purchase price of $27,700, excluding acquisition related costs.

2018 Dispositions:

In August 2018, we sold a 100% owned vacant land parcel in Kapolei, HI with 417,610 rentable square feet for $10,300, excluding closing costs, resulting in a net gain of $4,075.

In September 2018, we accepted offers to sell a 100% owned vacant land parcel in Kapolei, HI with 416,956 rentable square feet and a 100% owned vacant office building in Hanover, PA with 502,300 rentable square feet. We recorded a loss on impairment of real estate assets for the property in Hanover, PA of $9,706 in September 2018 to reduce its carrying value from $21,450 to its estimated fair value less costs to sell of $11,744. As of September 30, 2018, both of these properties were classified as held for sale in our consolidated balance sheets and included in continuing operations in our consolidated statements of comprehensive income.

2017 Acquisitions:

On January 13, 2017, we acquired a land parcel adjacent to one of our properties, included in our ILPT segment, located in McAlester, OK for $281, including $55 of acquisition related costs. In September 2017, we substantially completed the development of a 35,000 square foot expansion for the tenant at our McAlester, OK property which is located on this adjacent parcel.

During the year ended December 31, 2017, we also acquired three properties included in our SIR segment with a combined 648,017 rentable square feet for an aggregate purchase price of $117,187, including acquisition related costs of $729. These acquisitions were accounted for as asset acquisitions. We allocated the purchase prices of these acquisitions based on the estimated fair values of the acquired assets as follows:

			Rentable				Acquired
		Number of	Square	Purchase		Buildings and	Real Estate
Date	Location	Properties	Feet	Price	Land	Improvements	Leases
April 2017	Norfolk, VA	1	288,662	$55,506	$4,497	$32,505	$18,504
May 2017	Houston, TX	1	84,150	20,459	887	12,594	6,978
July 2017	Indianapolis, IN	1	275,205	41,222	3,279	25,200	12,743
		3	648,017	$117,187	$8,663	$70,299	$38,225

2017 Dispositions:

In June 2017, we entered an agreement to sell an office building included in our SIR segment located in Maynard, MA with 287,037 rentable square feet. We recorded a loss on impairment of real estate assets of $229 in June 2017 to reduce its carrying value from $17,489 to its estimated fair value less costs to sell of $17,260. In July 2017, the prospective buyer of the property in Maynard, MA terminated that purchase agreement and we determined this property no longer met the criteria to be classified as held for sale and accordingly, we reclassified the carrying amount to held and used in operations.

2016 Acquisitions:

On February 29, 2016, we acquired the remaining 11.0% interest we did not own in a joint venture interest in an office building, included in our SIR segment, containing approximately 344,000 square feet located in Duluth, GA. We paid $3,908 for this 11.0% ownership interest. Following this acquisition, we own 100% of this office building.

During the year ended December 31, 2016, we also acquired two properties included in our SIR segment, located in Huntsville, AL and Richmond, VA with a combined 107,657 rentable square feet for an aggregate purchase price of $17,960, excluding acquisition related costs. The Huntsville, AL acquisition was accounted for as an asset acquisition and the Richmond, VA acquisition was accounted for as a business combination. We allocated the purchase prices of these acquisitions based on the estimated fair values of the acquired assets and assumed liabilities as follows:

			Rentable				Acquired
		Number of	Square	Purchase		Buildings and	Real Estate
Date	Location	Properties	Feet	Price (1)	Land	Improvements	Leases
July 2016	Huntsville, AL (2)	1	57,420	$10,200	$1,652	$8,548	$—
October 2016	Richmond, VA	1	50,237	7,760	1,270	4,824	1,666
		2	107,657	$17,960	$2,922	$13,372	$1,666

(1)	Purchase price excludes acquisition related costs.

(2)
This property was acquired and simultaneously leased back to the seller. We accounted for this acquisition as an asset acquisition and capitalized acquisition related costs of $86 related to this transaction.

2016 Impairment:

During the year ended December 31, 2016, we recorded an impairment charge of $5,484 to reduce the carrying value of one property located in Maynard, MA from $23,484 to its estimated fair value of $18,000.

2018 Tenant Improvements and Leasing Costs:

We committed $1,533 for expenditures related to tenant improvements and leasing costs for approximately 967,000 square feet of leases executed during the nine months ended September 30, 2018. Committed but unspent tenant related obligations based on existing leases as of September 30, 2018, were $23,814.

Future Minimum Lease Payments:

The future minimum lease payments scheduled to be received by us during the current terms of our leases as of September 30, 2018 are as follows:

Minimum
Lease
Year	Payment
2018 (October 1, 2018 to December 31, 2018)	$96,792
2019	384,274
2020	385,358
2021	378,599
2022	364,893
2023	325,160
Thereafter	1,713,143
$3,648,219

Note 4. Segment Information

In this Note 4, references to SIR refer to SIR and its consolidated subsidiaries, excluding ILPT.

As of September 30, 2018, we had two operating segments: properties 100% owned by SIR (primarily net leased office properties) and properties owned by ILPT (primarily industrial and logistics properties).

	For the Nine Months Ended September 30, 2018
	SIR	ILPT	Corporate	Consolidated
REVENUES:
Rental income	$194,533	$103,470	$—	$298,003
Tenant reimbursements and other income	43,528	16,986	—	60,514
Total revenues	238,061	120,456	—	358,517

EXPENSES:
Real estate taxes	22,639	14,109	—	36,748
Other operating expenses	34,064	9,650	—	43,714
Depreciation and amortization	84,411	20,915	—	105,326
Acquisition and transaction related costs	—	—	3,796	3,796
General and administrative	—	—	47,353	47,353
Write-off of straight line rents receivable, net	10,626	—	—	10,626
Loss on impairment of real estate assets	9,706	—	—	9,706
Total expenses	161,446	44,674	51,149	257,269

Gain on sale of real estate	4,075	—	—	4,075
Dividend income	—	—	1,190	1,190
Unrealized gain on equity securities	—	—	53,159	53,159
Interest income	—	—	753	753
Interest expense	(4,393)	(1,251)	(63,802)	(69,446)
Loss on early extinguishment of debt	—	—	(1,192)	(1,192)
Income (loss) before income tax expense and equity in earnings of an investee	76,297	74,531	(61,041)	89,787
Income tax expense	—	—	(446)	(446)
Equity in earnings of an investee	—	—	882	882
Net income (loss)	76,297	74,531	(60,605)	90,223
Net income allocated to noncontrolling interest	—	—	(15,841)	(15,841)
Net income (loss) attributed to SIR	$76,297	$74,531	$(76,446)	$74,382

	At September 30, 2018
	SIR	ILPT	Corporate	Consolidated
Total assets	$3,042,049	$1,489,094	$190,356	$4,721,499

	For the Year Ended December 31, 2017
	SIR	ILPT	Corporate	Consolidated
REVENUES:
Rental income	$257,459	$134,826	$—	$392,285
Tenant reimbursements and other income	54,138	21,680	—	75,818
Total revenues	311,597	156,506	—	468,103

EXPENSES:
Real estate taxes	26,263	17,868	—	44,131
Other operating expenses	44,654	10,913	—	55,567
Depreciation and amortization	110,357	27,315	—	137,672
Acquisition and transaction related costs	—	—	1,075	1,075
General and administrative	—	—	54,909	54,909
Write-off of straight line rents receivable, net	12,517	—	—	12,517
Loss on asset impairment	4,047	—	—	4,047
Loss on impairment of real estate assets	229	—	—	229
Total expenses	198,067	56,096	55,984	310,147

Dividend income	—	—	1,587	1,587
Interest income	—	—	91	91
Interest expense	(6,332)	(2,259)	(84,279)	(92,870)
Income (loss) before income tax expense and equity in earnings of an investee	107,198	98,151	(138,585)	66,764
Income tax expense	—	—	(466)	(466)
Equity in earnings of an investee	—	—	608	608
Net income (loss)	$107,198	$98,151	$(138,443)	$66,906

	At December 31, 2017
	SIR	ILPT	Corporate	Consolidated
Total assets	$3,128,182	$1,405,592	$769,256	$5,303,030

	For the Year Ended December 31, 2016
	SIR	ILPT	Corporate	Consolidated
REVENUES:
Rental income	$254,497	$132,518	$—	$387,015
Tenant reimbursements and other income	54,200	20,792	—	74,992
Total revenues	308,697	153,310	—	462,007

EXPENSES:
Real estate taxes	25,675	17,204	—	42,879
Other operating expenses	42,364	10,593	—	52,957
Depreciation and amortization	106,688	27,074	—	133,762
Acquisition and transaction related costs	—	—	306	306
General and administrative	—	—	28,632	28,632
Loss on impairment of real estate assets	5,484	—	—	5,484
Total expenses	180,211	54,871	28,938	264,020

Dividend income	—	—	1,268	1,268
Interest income	—	—	30	30
Interest expense	(7,431)	(2,262)	(72,927)	(82,620)
Income (loss) before income tax expense and equity in earnings of an investee	121,055	96,177	(100,567)	116,665
Income tax expense	—	—	(448)	(448)
Equity in earnings of an investee	—	—	137	137
Net income (loss)	121,055	96,177	(100,878)	116,354
Net income allocated to noncontrolling interest	(33)	—	—	(33)
Net income (loss) attributed to SIR	$121,022	$96,177	$(100,878)	$116,321

	At December 31, 2016
	SIR	ILPT	Corporate	Consolidated
Total assets	$3,120,475	$1,422,335	$96,872	$4,639,682

Note 5. Derivatives and Hedging Activities

We are exposed to certain risks relating to our ongoing business operations, including the effect of changes in interest rates. We use derivative instruments to manage only a part of our interest rate risk. We have an interest rate swap agreement to manage our interest rate risk exposure on a $40,946 mortgage note due 2020, with interest payable at a rate equal to LIBOR plus a premium.

We record all derivatives on our balance sheet at fair value. The following table summarizes the terms of our outstanding interest rate swap agreement, which we designate as a cash flow hedge:

Fair Value
		Notional				of Asset
		Amount as of	Interest	Effective	Maturity	as of
	Balance Sheet Location	September 30, 2018	Rate (1)	Date	Date	September 30, 2018
Interest rate swap	Other assets	$40,946	4.16%	1/29/2015	8/3/2020	$458

(1)	The interest rate consists of the underlying index swapped to a fixed rate rather than floating rate LIBOR, plus a premium.

The table below presents the effects of our interest rate derivative on our consolidated statements of comprehensive income for the nine months ended September 30, 2018, and for the years ended December 31, 2017 and 2016:

	For the Nine
	Months Ended	For the Year Ended December 31,
	September 30, 2018	2017	2016
Amount of gain (loss) recognized in cumulative other comprehensive income (effective portion)	$482	$87	$(284)

Amount of gain reclassified from cumulative other comprehensive income into interest expense (effective portion)	$(120)	$226	$377

Note 6. Indebtedness

At September 30, 2018 and December 31, 2017, our outstanding indebtedness consisted of the following:

	September 30,	December 31,
	2018	2017
Unsecured revolving credit facility, due in 2019 (1)	$108,000	$—
ILPT revolving credit facility, due in 2021 (2)	380,000	750,000
Unsecured term loan, due in 2020 (3)	—	350,000
Senior unsecured notes, 2.85%, due in 2018 (4)	—	350,000
Senior unsecured notes, 3.60%, due in 2020 (1)	400,000	400,000
Senior unsecured notes, 4.15%, due in 2022 (1)	300,000	300,000
Senior unsecured notes, 4.25%, due in 2024 (1)	350,000	350,000
Senior unsecured notes, 4.50%, due in 2025 (1)	400,000	400,000
Mortgage note payable, 4.16%, due in 2020 (1) (5) (6)	40,946	41,000
Mortgage note payable, 3.99%, due in 2020 (5)	48,750	48,750
Mortgage note payable, 3.55%, due in 2023 (1) (5)	71,000	71,000
Mortgage note payable, 3.70%, due in 2023 (1) (5)	50,000	50,000
	2,148,696	3,110,750
Unamortized debt issuance costs, premiums and discounts	(19,384)	(23,670)
	$2,129,312	$3,087,080

(1)	Represents indebtedness assumed by OPI in connection with the Merger.

(2)
ILPT repaid certain amounts outstanding under its revolving credit facility on January 17, 2018 with part of the $444,309 of net proceeds from the ILPT IPO. Upon the completion of the ILPT IPO, the maturity date of ILPT's revolving credit facility was extended from March 29, 2018 to December 29, 2021.

(3)	On January 31, 2018, we repaid this term loan in full without penalty with cash on hand at December 31, 2017 and borrowings under our revolving credit facility.

(4)	On January 2, 2018, we redeemed at par plus accrued interest all of these senior unsecured notes with cash on hand at December 31, 2017.

(5)
We assumed all of these mortgage notes in connection with our acquisition of certain properties. The stated interest rates for these mortgage debts are the contractually stated rates; we recorded the assumed mortgages at estimated fair value on the date of acquisition, and we amortize the fair value premiums to interest expense over the respective terms of the mortgage notes to reduce interest expense to the estimated market interest rates as of the date of acquisition.

(6)
Interest on this mortgage note is payable at a rate equal to LIBOR plus a premium but has been fixed by a cash flow hedge which sets the rate at approximately 4.16% until August 3, 2020, which is the maturity date of the mortgage note.

Our $750,000 unsecured revolving credit facility had a maturity date of March 29, 2019, interest payable on borrowings of LIBOR plus 125 basis points and a facility fee of 25 basis points per annum, based on the total amount of lending commitments. Both the interest rate premium and the facility fee for our revolving credit facility were subject to adjustment based on changes to our credit ratings. As of September 30, 2018 and December 31, 2017, the interest rate payable on borrowings under our revolving credit facility was 3.34% and 2.53%, respectively. The weighted average interest rate for borrowings under our revolving credit facility was 3.04% for the nine months ended September 30, 2018, and 2.00% and 1.49% for the years ended December 31, 2017 and 2016, respectively. We could borrow, repay and reborrow funds available under our revolving credit facility until maturity, and no principal repayment was due until maturity. As of September 30, 2018, we had $108,000 outstanding under our revolving credit facility and $642,000 available to borrow under our revolving credit facility. On December 31, 2018, our credit facility was repaid and terminated in connection with the Merger more fully described in Note 1.

Our $350,000 term loan had a maturity date of March 31, 2020 and interest payable on the amount outstanding of LIBOR plus 115 basis points. The interest rate premium for this term loan was subject to adjustment based on changes to our credit ratings. As of December 31, 2017, the interest rate payable for the amount outstanding under this term loan was 2.51%. The weighted average interest rate for the amount outstanding under this term loan was 2.24% and 1.63% for the years ended December 31, 2017 and 2016, respectively. We repaid this term loan in full without penalty on January 31, 2018 using cash on hand and borrowings under our revolving credit facility.

ILPT has a $750,000 unsecured revolving credit facility that is available for ILPT's general business purposes, including acquisitions. The maturity date of ILPT's revolving credit facility is December 29, 2021. ILPT may borrow, repay and reborrow funds under its revolving credit facility until maturity, and no principal repayment is due until maturity. Interest on borrowings under ILPT's revolving credit facility is calculated at floating rates based on LIBOR plus a premium that varies based on ILPT's leverage ratio. ILPT has the option to extend the maturity date of its revolving credit facility for two, six month periods, subject to payment of extension fees and satisfaction of other conditions. ILPT is also required to pay a commitment fee on the unused portion of ILPT's revolving credit facility. The agreement governing ILPT's revolving credit facility, or ILPT's credit agreement, also includes a feature under which the maximum borrowing availability under ILPT's revolving credit facility may be increased to up to $1,500,000 in certain circumstances. In addition, during the first quarter of 2018, ILPT completed the syndication of its revolving credit facility with a group of institutional lenders. As of September 30, 2018 and December 31, 2017, the interest rate payable on borrowings under ILPT's revolving credit facility was 3.50% and 2.89%, respectively. The weighted average interest rate for borrowings under ILPT's revolving credit facility was 3.21% for the nine months ended September 30, 2018. As of September 30, 2018, ILPT had $380,000 outstanding under its revolving credit facility, and $370,000 available to borrow under its revolving credit facility.

On January 2, 2018, we redeemed at par plus accrued interest all $350,000 of our 2.85% senior unsecured notes due 2018 and, on January 31, 2018, we repaid our $350,000 term loan in full without penalty. During the nine months ended September 30, 2018, we recognized a loss on early extinguishment of debt aggregating $1,192 from the write-off of unamortized debt issuance costs and discounts related to these repayments.

On May 15, 2017, we issued $350,000 aggregate principal amount of 4.25% senior unsecured notes due 2024 in an underwritten public offering. Net proceeds from this offering were $342,197 after discounts and expenses.

Our credit agreement, ILPT's credit agreement, and our senior unsecured notes indenture and its supplements provide for acceleration of payment of all amounts due thereunder upon the occurrence and continuation of certain events of default, such as, in the case of our credit agreement and ILPT's credit agreement, a change of control of us or ILPT, respectively, which includes RMR LLC ceasing to act as our business manager and property manager for us or ILPT, respectively. Our senior unsecured notes indenture and its supplements, our credit agreement and ILPT's credit agreement also contain a number of covenants, including covenants that restrict our ability to incur debts or to make distributions in certain circumstances, and generally require us to maintain certain financial ratios. We believe we were in compliance with the terms and conditions of the respective covenants under our senior unsecured notes indenture and its supplements and our credit agreement and that ILPT was in compliance with the terms and conditions of the covenants under ILPT's credit agreement at September 30, 2018.

At September 30, 2018, six of our buildings with a net book value of $336,329 were encumbered by mortgages we assumed in connection with our acquisition of those buildings. One of these buildings with a net book value of $65,323 is owned by ILPT. The aggregate principal amount outstanding under these mortgage notes as of September 30, 2018 was $210,696, of which $48,750 was owed by ILPT. These mortgage notes are non-recourse, subject to certain limited exceptions, and do not contain any material financial covenants.

The required principal payments due during the next five years and thereafter under all our outstanding debt as of September 30, 2018 are as follows:

	Principal
Year	Payment
2018 (October 1, 2018 to December 31, 2018)	$174
2019	108,710
2020	488,812
2021	380,000
2022	300,000
2023	121,000
Thereafter	750,000
	$2,148,696	(1)

(1)	Total debt outstanding as of September 30, 2018, including unamortized debt issuance costs, premiums and discounts was $2,129,312.

Note 7. Fair Value of Assets and Liabilities

The table below presents certain of our assets measured at fair value at September 30, 2018, categorized by the level of inputs, as defined in the fair value hierarchy under GAAP, used in the valuation of each asset:

		Fair Value at Reporting Date Using
		Quoted Prices in		Significant
		Active Markets for	Significant Other	Unobservable
		Identical Assets	Observable Inputs	Inputs
Description	Total	(Level 1)	(Level 2)	(Level 3)
Recurring Fair Value Measurements:
Assets:
Investment in RMR Inc. (1)	$147,258	$147,258	$—	$—
Interest rate swap (2)	458	—	458	—
Total	$147,716	$147,258	$458	$—

Non-Recurring Fair Value Measurements:
Assets:
Properties held for sale (3)	$11,744	$—	$11,744	$—

(1)
Our 1,586,836 shares of class A common stock of RMR Inc., which are included in other assets in our consolidated balance sheets, are reported at fair value which is based on quoted market prices (Level 1 inputs). Our historical cost basis for these shares is $42,686. During the nine months ended September 30, 2018, we recorded an unrealized gain of $53,159 to adjust our investment in RMR Inc. to its fair value.

(2)
As discussed in Note 5, we have an interest rate swap agreement in connection with a $40,946 mortgage note. This interest rate swap agreement is carried at fair value, and is included in other assets in our consolidated balance sheet as of September 30, 2018 and is valued using Level 2 inputs. The fair value of this instrument is determined using interest rate pricing models. Considerable judgment is necessary to develop estimated fair values of financial assets and liabilities. Accordingly, the estimate presented in the table above is not necessarily indicative of the amount for which we could receive upon settlement of the swap agreement.

(3)
As of September 30, 2018, we recorded a loss on impairment of real estate assets of $9,706 to reduce the carrying value of a property located in Hanover, PA from $21,450 to its estimate fair value less costs to sell of $11,744. We estimated the fair value of this property based on an offer we accepted to sell this property.

In addition to the assets described in the table above, our financial instruments include cash and cash equivalents, restricted cash, rents receivable, our revolving credit facility, ILPT's revolving credit facility, a prior term loan, senior unsecured notes, mortgage notes payable, accounts payable, rents collected in advance, security deposits and amounts due to related persons. At September 30, 2018 and December 31, 2017, the fair value of our financial instruments approximated their carrying values in our consolidated financial statements, due to their short term nature or variable interest rates, except as follows:

	At September 30, 2018		At December 31, 2017
	Carrying	Estimated	Carrying	Estimated
	Value (1)	Fair Value	Value (1)	Fair Value
Senior unsecured notes, due 2018 at 2.85% (2)	$—	$—	$349,896	$349,731
Senior unsecured notes, due 2020 at 3.60%	398,192	397,406	397,214	404,050
Senior unsecured notes, due 2022 at 4.15%	296,801	298,581	296,143	304,199
Senior unsecured notes, due 2024 at 4.25%	343,539	335,375	342,797	347,877
Senior unsecured notes, due 2025 at 4.50%	392,156	384,468	391,375	403,998
Mortgage notes payable	210,624	205,278	210,785	209,200
Total	$1,641,312	$1,621,108	$1,988,210	$2,019,055

(1)	Includes unamortized debt issuance costs, premiums and discounts.

(2)	On January 2, 2018, we redeemed at par plus accrued interest all of these senior unsecured notes.

We estimate the fair value of our senior unsecured notes using an average of the bid and ask prices of the notes as of the measurement date (Level 2 inputs). We estimate the fair value of our mortgage notes payable using discounted cash flow analyses and currently prevailing market rates as of the measurement date (Level 3 inputs). Because Level 3 inputs are unobservable, our estimated fair value may differ materially from the actual fair value.

Note 8. Shareholders’ Equity

Share Awards:

We have common shares available for issuance under the terms of the 2012 Plan. During the nine months ended September 30, 2018 and the years ended December 31, 2017 and 2016, we awarded to our officers and other employees of RMR LLC annual share awards of 58,700, 57,850 and 53,400 of our common shares, respectively, valued at $1,183, $1,337 and $1,397, in aggregate, respectively. We also granted each of our Trustees 3,000 common shares with an aggregate value of $303 ($61 per Trustee), 3,000 common shares with an aggregate value of $362 ($72 per Trustee) and 2,500 common shares with an aggregate value of $303 ($61 per Trustee) during the nine months ended September 30, 2018 and the years ended December 31, 2017 and 2016, respectively, as part of their annual compensation. In addition, we granted 3,000 common shares with a value of $57 to one of our Managing Trustees in connection with his election as a Managing Trustee during the nine months ended September 30, 2018. The values of the share grants were based upon the closing price of our common shares trading on the New York Stock Exchange through June 30, 2016, and on Nasdaq beginning on July 1, 2016, on the dates of grants. The common shares granted to our Trustees vested immediately. The common shares granted to our officers and certain other employees of RMR LLC vest in five equal annual installments beginning on the date of grant. We include the value of granted shares in general and administrative expenses ratably over the vesting period.

A summary of shares granted, vested, forfeited and unvested under the terms of the 2012 Plan for the nine months ended September 30, 2018 and the years ended December 31, 2017 and 2016 is as follows:

		Weighted
		Average
	Number	Grant Date
	of Shares	Fair Value
Unvested shares at December 31, 2015	89,250	$22.11

2016 Activity:
Granted	65,900	$25.80
Vested	(58,090)	$25.89
Unvested shares at December 31, 2016	97,060	$23.65

2017 Activity:
Granted	72,850	$23.32
Vested	(65,390)	$23.50
Unvested shares at December 31, 2017	104,520	$23.40

Activity (January 1, 2018 to September 30, 2018):
Granted	76,700	$20.12
Vested	(71,010)	$20.34
Forfeited	(480)	$21.11
Unvested shares at September 30, 2018	109,730	$22.02

The 109,730 unvested shares as of September 30, 2018 are scheduled to vest as follows: 600 in 2018, 41,950 in 2019, 32,750 in 2020, 22,690 in 2021 and 11,740 in 2022. As of September 30, 2018, the estimated future compensation expense for the unvested shares was approximately $2,407. The weighted average period over which the compensation expense will be recorded is approximately 24 months. During the nine months ended September 30, 2018 and the years ended December 31, 2017 and 2016, we recorded $1,146, $1,579 and $1,623, respectively, of compensation expense related to the 2012 Plan. At September 30, 2018, 2,622,481 common shares remained available for issuance under the 2012 Plan. Pursuant to the Merger Agreement, at the effective time of the Merger, all outstanding unvested common share awards under the 2012 Plan were converted into awards under OPI’s equity compensation plan, subject to substantially similar vesting requirements and other terms and conditions.

ILPT also has common shares available for issuance under the terms of its equity compensation plan, or the ILPT Plan. Pursuant to the ILPT Plan, ILPT granted to each of its trustees 4,000 of its common shares valued at $418 ($84 per Trustee), as part of their annual compensation, and an aggregate of 54,400 of its common shares to ILPT's officers and certain other employees of RMR LLC during the nine months ended September 30, 2018. The value of ILPT's shares granted during the nine months ended September 30, 2018 was $681 and is included in general and administrative expenses in our consolidated statements of comprehensive income.

2018 Share Purchases:

On January 1, 2018, we purchased 617 of our common shares valued at $25.13 per common share, the closing price of our common shares on Nasdaq on December 29, 2017, from a former employee of RMR LLC in satisfaction of tax withholding and payment obligations in connection with awards of our common shares.

On September 24, 2018, we purchased an aggregate of 12,446 of our common shares, valued at $21.46 per common share, the closing price of our common shares on Nasdaq on that day, from our officers and certain other employees of RMR LLC in satisfaction of tax withholding and payment obligations in connection with awards of our common shares.

On September 24, 2018, ILPT purchased an aggregate of 2,369 of its common shares, valued at $22.08 per common share, the closing price of ILPT common shares on Nasdaq on that day, from certain of ILPT's officers and certain other employees of RMR LLC in satisfaction of tax withholding and payment obligations in connection with awards of ILPT's common shares.

2017 Share Purchases:

On June 30, 2017, we purchased 222 of our common shares valued at $24.03 per common share, the closing price of our common shares on Nasdaq on that day, from a former employee of RMR LLC in satisfaction of tax withholding and payment obligations in connection with awards of our common shares.

On September 19, 2017, we purchased an aggregate of 13,126 of our common shares valued at $23.18 per common share, the closing price of our common shares on Nasdaq on that day, from our officers and certain other employees of RMR LLC in satisfaction of tax withholding and payment obligations in connection with awards of our common shares.

2016 Share Purchases:

On September 26, 2016 and September 30, 2016, we purchased an aggregate of 11,017 and 1,043, respectively, of our common shares valued at $27.64 and $26.90 per common share, respectively, the closing price of our common shares on Nasdaq on those days, from certain of our officers and other employees of RMR LLC in satisfaction of tax withholding and payment obligations in connection with awards of our common shares.

Distributions:

During the nine months ended September 30, 2018 and the years ended December 31, 2017 and 2016, we paid distributions on our common shares as follows:

Declaration	Record	Paid	Distributions	Total
Date	Date	Date	Per Share	Distributions
1/19/2018	1/29/2018	2/22/2018	$0.5100	$45,639
4/19/2018	4/30/2018	5/17/2018	0.5100	45,639
7/19/2018	7/30/2018	8/16/2018	0.5100	45,648
			$1.5300	$136,926

1/13/2017	1/23/2017	2/21/2017	$0.5100	$45,608
4/11/2017	4/21/2017	5/18/2017	0.5100	45,608
7/12/2017	7/24/2017	8/17/2017	0.5100	45,616
10/12/2017	10/23/2017	11/16/2017	0.5100	45,638
			$2.0400	$182,470

1/11/2016	1/22/2016	2/23/2016	$0.5000	$44,709
4/13/2016	4/25/2016	5/19/2016	0.5000	44,687
7/12/2016	7/22/2016	8/18/2016	0.5100	45,587
10/11/2016	10/21/2016	11/17/2016	0.5100	45,587
			$2.0200	$180,570

In addition to the distributions in the table above, on November 15, 2018, we paid a quarterly distribution of $0.51 per common share, or $45,671, to shareholders of record on October 29, 2018. As described in Note 1, we also completed the ILPT Distribution, pursuant to which approximately 0.503 ILPT common shares were distributed to our shareholders for every one of SIR common shares owned, valued at $9.80 per SIR common share.

Distributions per share paid or payable by us to our common shareholders for the years ended December 31, 2018, 2017 and 2016 were $11.84, $2.04 and $2.02, respectively. The characterization of our distributions for 2018 was 4.95% ordinary income, 38.19% total capital gain and 56.86% return of capital, for 2017 was 46.20% ordinary income and 53.80% return of capital, and for 2016 was 62.72% ordinary income, 0.70% qualified dividend and 36.58% return of capital.

Note 9. Cumulative Other Comprehensive Income (Loss)

The following table presents changes in the amounts we recognized in cumulative other comprehensive income (loss) by component for the nine months ended September 30, 2018, and the years ended December 31, 2017 and 2016:

	Unrealized Gain (Loss)	Unrealized	Equity in
	on Investment in	Gain (Loss)	Unrealized Gain
	Available for	on Derivative	(Loss) of an
	Sale Securities	Instruments (1)	Investee (2)	Total
Balance at December 31, 2015	$(19,820)	$276	$(43)	$(19,587)

Other comprehensive income (loss) before reclassifications	39,814	(284)	152	39,682
Amounts reclassified from cumulative other comprehensive income (loss) to net income	—	377	—	377
Net current period other comprehensive income	39,814	93	152	40,059
Balance at December 31, 2016	19,994	369	109	20,472

Other comprehensive income before reclassifications	31,419	87	537	32,043
Amounts reclassified from cumulative other comprehensive income to net income	—	226	(76)	150
Net current period other comprehensive income	31,419	313	461	32,193
Balance at December 31, 2017	51,413	682	570	52,665

Amounts reclassified from cumulative other comprehensive income to cumulative net income	(51,413)	—	(841)	(52,254)
Subtotal	—	682	(271)	411

Other comprehensive income before reclassifications	—	482	121	603
Amounts reclassified from cumulative other comprehensive income to net income	—	(120)	(31)	(151)
Net current period other comprehensive income	—	362	90	452
Balance at September 31, 2018	$—	$1,044	$(181)	$863

(1)	Amounts reclassified from cumulative other comprehensive income are included in interest expense in our consolidated statements of comprehensive income.

(2)	Amounts reclassified from cumulative other comprehensive income are included in equity in earnings of an investee in our consolidated statements of comprehensive income.

Note 10. Weighted Average Common Shares

We calculate basic earnings per common share by dividing net income attributed to SIR by the weighted average number of common shares outstanding during the period. We calculate diluted earnings per common share by using the more dilutive of the two class method or the treasury stock method. Unvested share awards and other potentially dilutive common shares, and the related impact on earnings, are considered when calculating diluted earnings per share. The following table provides a reconciliation of the weighted average number of common shares used in the calculation of basic and diluted earnings per share (in thousands):

	Nine Months Ended	Year Ended December 31,
	September 30, 2018	2017	2016
Weighted average common shares for basic earnings per share	89,395	89,351	89,304
Effect of dilutive securities: unvested share awards	16	19	20
Weighted average common shares for diluted earnings per share	89,411	89,370	89,324

Note 11. Business and Property Management Agreements with RMR LLC

Neither we nor ILPT have any employees. The personnel and various services we and ILPT require to operate our respective businesses are provided to us by RMR LLC. We have two agreements with RMR LLC to provide management services to us: (1) a business management agreement, which relates to our business generally; and (2) a property management agreement, which relates to our property level operations. ILPT also has similar agreements with RMR LLC under which RMR LLC provides management services to ILPT comparable to those provided to us. On January 17, 2018, simultaneously with ILPT entering into its agreements with RMR LLC in connection with the ILPT IPO, our agreements with RMR LLC were amended to avoid any payments by us for services rendered by RMR LLC to ILPT subsequent to that time; ILPT pays for those services directly. See Note 12 for further information regarding our relationship, agreements and transactions with RMR LLC.

Management Agreements with RMR LLC. Our and ILPT’s management agreements with RMR LLC provide for an annual base management fee, an annual incentive management fee and property management and construction supervision fees, payable in cash, among other terms:

•	Base Management Fee. The annual base management fee payable to RMR LLC by us or ILPT, respectively, for each applicable period is equal to the lesser of:

◦
the sum of (a) 0.5% of the average aggregate historical cost of the real estate assets acquired from a REIT to which RMR LLC provided business management or property management services, or the Transferred Assets, which for ILPT includes ILPT’s Initial Properties that it acquired from us, plus (b) 0.7% of the average aggregate historical cost of our or ILPT’s real estate investments excluding the Transferred Assets up to $250,000, plus (c) 0.5% of the average aggregate historical cost of our or ILPT’s real estate investments excluding the Transferred Assets exceeding $250,000; and

◦
the sum of (a) 0.7% of the average closing price per share of our or ILPT’s common shares on the stock exchange on which such shares are principally traded during such period, multiplied by the average number of our or ILPT’s common shares outstanding during such period, plus the daily weighted average of the aggregate liquidation preference of each class of our or ILPT’s preferred shares outstanding during such period, plus the daily weighted average of the aggregate principal amount of our or ILPT’s consolidated indebtedness during such period, or, together, our or ILPT’s Average Market Capitalization, up to $250,000, plus (b) 0.5% of our Average Market Capitalization exceeding $250,000.

The average aggregate historical cost of our or ILPT’s real estate investments includes our or ILPT’s consolidated assets invested, directly or indirectly, in equity interests in or loans secured by real estate and personal property owned in connection with such real estate (including acquisition related costs and costs which may be allocated to intangibles or are unallocated), all before reserves for depreciation, amortization, impairment charges or bad debts or other similar non-cash reserves. We do not include our ownership of ILPT common shares or the assets of ILPT and its subsidiaries owned following the ILPT IPO as part of our real estate investments for purposes of calculating our base management fee due to RMR LLC since ILPT pays separate business management fees to RMR LLC.

•	Incentive Management Fee. The incentive management fee which may be earned by RMR LLC for an annual period is calculated as follows:

◦	An amount, subject to a cap, based on the value of our common shares outstanding, equal to 12.0% of the product of:

–
our or ILPT’s equity market capitalization on the last trading day of the year immediately prior to the relevant three year measurement period, except that, for ILPT, if the relevant measurement period ends on or before December 31, 2020, $1,560,000 (ILPT’s unadjusted equity market capitalization as calculated at the ILPT IPO), and

–
the amount (expressed as a percentage) by which the total return per share, as defined in the business management agreement and further described below, of our or ILPT’s common shareholders (i.e., share price appreciation plus dividends) exceeds the total shareholder return of the applicable market index, or the benchmark return per share, for the relevant measurement period. Our applicable market index is the SNL U.S. REIT Equity Index and ILPT’s applicable market index, effective as of January 1, 2019 through an amendment to ILPT’s business management agreement with RMR LLC, is the SNL U.S. REIT Industrial Index for periods beginning on and after January 1, 2019, with the SNL U.S. REIT Equity Index used for periods ending on or prior to December 31, 2018.

◦
For purposes of the total return per share of our common shareholders or ILPT's common shareholders, share price appreciation for a measurement period is determined by subtracting (1) the closing price of our common shares or ILPT’s common shares on the Nasdaq on the last trading day of the year immediately before the first year of the applicable measurement period, or the initial share price, from (2) the average closing price of our common shares or ILPT's common shares on the 10 consecutive trading days having the highest average closing prices during the final 30 trading days in the last year of the measurement period. For ILPT, if the measurement period ends on or before December 31, 2020, the initial share price is $24.00 per ILPT common share (ILPT’s unadjusted initial share price, as defined under the business management agreement, based on the ILPT IPO price of ILPT’s common shares).

◦
The calculation of the incentive management fee (including the determinations of equity market capitalization, initial share price and the total return per share) is subject to adjustments if additional common shares are issued during the measurement period.

◦	No incentive management fee is payable unless the total return per share during the measurement period is positive.

◦
The measurement periods are generally three year periods ending with the year for which the incentive management fee is being calculated, except that shorter periods apply to ILPT in the case of the calculation of the incentive fee for 2020 (the period beginning on January 12, 2018, the first day ILPT’s common shares began trading, and ending on December 31, 2020), 2019 (the period beginning on January 12, 2018 and ending on December 31, 2019) and 2018 (the period beginning on January 12, 2018 and ending on December 31, 2018).

◦
If the total return per share exceeds 12.0% per year in any measurement period, the benchmark return per share is adjusted to be the lesser of the total shareholder return of the applicable market index for such measurement period and 12.0% per year, or the adjusted benchmark return per share. In instances where the adjusted benchmark return per share applies, the incentive management fee will be reduced if the total return per share, as applicable, is between 200 basis points and 500 basis points below the applicable market index by a low return factor, as defined in the business management agreement, and there will be no incentive management fee paid if, in these instances, the total return per share, as applicable, is more than 500 basis points below the applicable market index.

◦
The incentive management fee is subject to a cap. The cap is equal to the value of the number of our or ILPT’s common shares which would, after issuance, represent 1.5% of the number of our or ILPT’s common shares then outstanding multiplied by the average closing price of our or ILPT’s common shares during the 10 consecutive trading days having the highest average closing prices during the final 30 trading days of the relevant measurement period.

◦
Incentive management fees we and ILPT paid to RMR LLC for any period may be subject to “clawback” if our and ILPT’s financial statements for that period are restated due to material non-compliance with any financial reporting requirements under the securities laws as a result of the bad faith, fraud, willful misconduct or gross negligence of RMR LLC and the amount of the incentive management fee we or ILPT paid was greater than the amount we or ILPT would have paid based on the restated financial statements.

Pursuant to our business management agreement with RMR LLC and ILPT’s business management agreement with RMR LLC, we recognized net business management fees of $38,934, $22,384 and $21,746 for the nine months ended September 30, 2018 and the years ended December 31, 2017 and 2016, respectively, which amount for the nine months ended September 30, 2018 includes $5,229 of estimated business management fees incurred and payable by ILPT for the period beginning on January 17, 2018, the date on which ILPT entered into its business management agreement with RMR LLC, through September 30, 2018. The net business management fees we recognized reflects a reduction of $1,310 for the nine months ended September 30, 2018 and $1,378 for each of the years ended December 31, 2017 and 2016 for the amortization of the liability we recorded in connection with our investment in RMR Inc., as further described in Note 2.

Pursuant to our business management agreement and ILPT’s business management agreement with RMR LLC, the net business management fees payable to RMR LLC for the nine months ended September 30, 2018 include $21,479 of estimated business management incentive fees for 2018, payable by us based on our common share total return, as defined, as of September 30, 2018 and do not include any estimated business management incentive fees that may be payable by ILPT under its business management agreement with RMR LLC because, as of September 30, 2018, ILPT had not accrued any business management incentive fees payable by it for 2018. In January 2018, we paid RMR LLC an incentive management fee of $25,569 for the year ended December 31, 2017. No incentive management fee was payable to RMR LLC under our business management agreement for the year ended December 31, 2016. In calculating the incentive management fee payable by us, our total shareholder return per share was adjusted in accordance with the business management agreement to reflect aggregate net increases in the number of our common shares outstanding as a result of certain share issuances and repurchases by us during the three year measurement period. In addition, the calculation of our benchmark return per share was also adjusted for these issuances and repurchases in accordance with the business management agreement during the applicable three year measurement period. We incurred business management incentive fees of $25,817 for the year ended December 31, 2018, of which $21,479 was recognized in general and administrative expenses in our consolidated statement of comprehensive income for the nine months ended September 30, 2018, which were assumed by OPI as a result of the Merger and paid by OPI to RMR LLC in January 2019. ILPT did not incur a business management incentive fees for 2018.

The net business management fees we recognized are included in general and administrative expenses in our consolidated statements of comprehensive income for these periods.

•
Property Management and Construction Supervision Fees. The property management fees payable to RMR LLC by us and ILPT for each applicable period are equal to 3.0% of gross collected rents and the construction supervision fees payable to RMR LLC by us or ILPT for each applicable period are equal to 5.0% of construction costs.

During the period from January 1, 2018 to January 16, 2018 and the years ended December 31, 2017 and 2016, ILPT's Initial Properties were included in the calculation of property management fees paid by us to RMR LLC. On January 17, 2018, upon the closing of the ILPT IPO, ILPT entered a property management agreement with RMR LLC to provide property management services to ILPT on terms substantially similar to the terms of our property management agreement with RMR LLC. We do not include the assets of ILPT and its subsidiaries owned following the ILPT IPO for purposes of calculating our property management fee due to RMR LLC since ILPT pays separate property management fees to RMR LLC.

Pursuant to our property management agreement with RMR LLC and ILPT’s property management agreement with RMR LLC, we recognized aggregate net property management and construction supervision fees of $10,598, $13,037 and $12,681 for the nine months ended September 30, 2018 and the years ended December 31, 2017 and 2016, respectively, which amount for the nine months ended September 30, 2018 includes $3,327 of property management fees incurred and payable by ILPT for the period beginning on January 17, 2018, the date on which ILPT entered into its property management agreement with RMR LLC, through September 30, 2018. The net property management and construction supervision fees we recognized reflects a reduction of $362 for the nine months ended September 30, 2018 and $852 for each of the years ended December 31, 2017 and 2016 for the amortization of the liability we recorded in connection with our investment in RMR Inc., as further described in Note 2. These amounts are included in other operating expenses or have been capitalized, as appropriate, in our consolidated financial statements.

•
Expense Reimbursement. We and ILPT are each generally responsible for all our respective operating expenses. We and ILPT are generally not responsible for payment of RMR LLC’s employment, office or administrative expenses incurred to provide management services to us or ILPT, except for the employment and related expenses of RMR LLC’s employees assigned to work exclusively or partly at our or ILPT’s properties, our or ILPT’s share of the wages, benefits and other related costs of RMR LLC’s centralized accounting personnel, our or ILPT’s share of RMR LLC’s costs for providing our internal audit function and as otherwise agreed. Our and ILPT’s property level operating expenses are generally incorporated into rents charged to our or ILPT’s tenants, including certain payroll and related costs incurred by RMR LLC. We reimbursed RMR LLC $6,460, $8,174 and $7,533 for property management related expenses, including with respect to properties owned by ILPT, for the nine months ended September 30, 2018 and the years ended December 31, 2017 and 2016, respectively, which amount for the nine months ended September 30, 2018 includes $1,943 of expenses incurred and paid by ILPT for the period beginning on January 17, 2018 through September 30, 2018. These amounts are included in other operating expenses in our consolidated statements of comprehensive income for these periods. Our and ILPT’s Audit Committee appoints our and ILPT’s Director of Internal Audit and our and ILPT’s Compensation Committee approves the costs of our and ILPT’s internal audit function. The amounts recognized as expense for internal audit costs, including amounts allocated to ILPT, were $346, $276 and $235 for the nine months ended September 30,

2018 and the years ended December 31, 2017 and 2016, respectively, which amount for the nine months ended September 30, 2018 includes $173 of expense recognized and payable by ILPT for the period beginning on January 17, 2018 through September 30, 2018. These amounts are included in general and administrative expenses in our consolidated statements of comprehensive income (loss) for these periods.

•
Term. Our and ILPT’s management agreements with RMR LLC have terms that end on December 31, 2038, and automatically extend on December 31st of each year for an additional year, so that the terms of our and ILPT’s management agreements thereafter end on the 20th anniversary of the date of the extension. As noted above, in connection with the Merger, we terminated our business and property management agreements with RMR LLC for convenience.

•
Termination Rights. We and ILPT have the right to terminate one or both of our or ILPT’s management agreements with RMR LLC: (i) at any time on 60 days’ written notice for convenience, (ii) immediately on written notice for cause, as defined therein, (iii) on written notice given within 60 days after the end of an applicable calendar year for a performance reason, as defined therein, and (iv) by written notice during the 12 months following a change of control of RMR LLC, as defined therein. RMR LLC has the right to terminate the management agreements for good reason, as defined therein. As noted above, in connection with the Merger, we terminated our business and property management agreements with RMR LLC for convenience.

•
Termination Fee. If we or ILPT terminate one or both of our or ILPT’s management agreements with RMR LLC for convenience, or if RMR LLC terminates one or both of our or ILPT’s management agreements for good reason, we and ILPT have agreed to pay RMR LLC a termination fee in an amount equal to the sum of the present values of the monthly future fees, as defined therein, for the terminated management agreement(s) for the term that was remaining prior to such termination, which, depending on the time of termination would be between 19 and 20 years. If we or ILPT terminate one or both of our management agreements with RMR LLC for a performance reason, we or ILPT have agreed to pay RMR LLC the termination fee calculated as described above, but assuming a 10 year term was remaining prior to the termination. We or ILPT are not required to pay any termination fee if we or ILPT terminate our or ILPT’s management agreements with RMR LLC for cause or as a result of a change of control of RMR LLC. As noted above, RMR LLC waived the termination fee otherwise payable by us as a result of our terminating our business and property management agreements with RMR LLC for convenience in connection with the Merger.

•
Transition Services. RMR LLC has agreed to provide certain transition services to us or ILPT for 120 days following an applicable termination by us or ILPT or notice of termination by RMR LLC, including cooperating with us or ILPT and using commercially reasonable efforts to facilitate the orderly transfer of the management and real estate investment services provided under our or ILPT’s business management agreement and to facilitate the orderly transfer of the management of the managed properties under our or ILPT’s property management agreement, as applicable.

•
Vendors. Pursuant to our and ILPT’s management agreements with RMR LLC, RMR LLC may from time to time negotiate on our or ILPT’s behalf with certain third party vendors and suppliers for the procurement of goods and services to us or ILPT. As part of this arrangement, we and ILPT may enter agreements with RMR LLC and other companies to which RMR LLC provides management services for the purpose of obtaining more favorable terms from such vendors and suppliers.

•
Investment Opportunities. Under our and ILPT’s business management agreements with RMR LLC, we and ILPT each acknowledge that RMR LLC may engage in other activities or businesses and act as the manager to any other person or entity (including other REITs) even though such person or entity has investment policies and objectives similar to ours and ILPT’s and we and ILPT are not entitled to preferential treatment in receiving information, recommendations and other services from RMR LLC.

Note 12. Related Person Transactions

We have and had relationships and transactions with RMR LLC, RMR Inc., ILPT, OPI, AIC and others related to them, including other companies to which RMR LLC or its subsidiaries provide management services and some of which have trustees, directors or officers who are also our Trustees or officers. One of our Managing Trustees, Adam Portnoy, as the sole trustee of ABP Trust, is the controlling shareholder of RMR Inc. and is a managing director and the president and chief executive officer of RMR Inc. and an officer and employee of RMR LLC. David M. Blackman, our other Managing Trustee and our President and Chief Executive Officer, and each of our other officers is also an officer and employee of RMR LLC. RMR LLC provides management services to us, OPI and ILPT.

Adam Portnoy also serves as a managing trustee of OPI and ILPT. David Blackman also serves as president and chief executive officer of OPI. Our former Chief Financial Officer and Treasurer, John C. Popeo, served as a managing trustee, president and chief executive officer of ILPT until he resigned those positions effective November 30, 2018. Each of OPI’s and ILPT’s officers are also officers and employees of RMR LLC. Our Independent Trustees also serve as independent directors or independent trustees of other public companies to which RMR LLC or its subsidiaries provide management services, including OPI. Adam Portnoy serves as a managing director or managing trustee of these companies, including OPI and ILPT, and other officers of RMR LLC serve as managing trustees or managing directors of certain of these companies, including OPI and ILPT. In addition, officers of RMR LLC and RMR Inc. serve as our officers and officers of other companies to which RMR LLC or its subsidiaries provide management services, including OPI and ILPT.

Our Manager, RMR LLC. We and ILPT each have two agreements with RMR LLC to provide management services to us: (i) a business management agreement, which relates to our and ILPT’s business generally, and (ii) a property management agreement, which relates to our and ILPT’s property level operations. See Note 11 for further information regarding these management agreements with RMR LLC.

Lease with RMR LLC. We lease office space to RMR LLC in one of our properties located in Seattle, WA. Pursuant to our lease agreement with RMR LLC, we recognized rental income from RMR LLC for leased office space of $17, $35, and $33 for the nine months ended September 30, 2018 and the years ended December 31, 2017 and 2016, respectively. Our office space lease with RMR LLC is terminable by RMR LLC if our management agreements with RMR LLC are terminated.

Share Awards to RMR LLC Employees. We and ILPT each award shares to our respective officers and other employees of RMR LLC annually. Generally, one fifth of these awards vest on the grant date and one fifth vests on each of the next four anniversaries of the grant dates. In certain instances, we or ILPT may accelerate the vesting of an award, such as in connection with the award holder’s retirement as an officer of us or ILPT, as applicable, or an officer or employee of RMR LLC. These awards to RMR LLC employees are in addition to the share awards granted to our and ILPT’s current and former Managing Trustees, as Trustee compensation, and the fees we and ILPT paid to RMR LLC. See Note 8 for information regarding our and ILPT’s share awards and activity as well as certain share purchases we and ILPT made in connection with share award recipients satisfying tax withholding obligations on vesting share awards.

Ownership Interest in RMR Inc. and Registration and Lock-up Agreements. As of September 30, 2018, we held 1,586,836 shares of class A common stock of RMR Inc. which we acquired in June 2015 in a transaction pursuant to which, among other things, we, OPI and two other REITs then managed by RMR LLC acquired class A common stock of RMR Inc. and entered into amended and restated business and property management agreements with RMR LLC. We are party to a registration rights agreement with RMR Inc. covering the shares of class A common stock of RMR Inc. issued to us in this transaction, pursuant to which we have demand and piggyback registration rights, subject to certain limitations. We are also party to a lock up and registration rights agreement with ABP Trust and Adam Portnoy pursuant to which they (on behalf of themselves and their permitted transferees) agreed not to transfer the 880,000 of our common shares ABP Trust received in this transaction for a 10 year period ending on June 5, 2025 and they have certain registration rights, subject, in each case, to certain exceptions.

ILPT. As of September 30, 2018, we owned 45,000,000 ILPT common shares, or approximately 69.2% of the outstanding ILPT common shares. ILPT was our wholly owned subsidiary until it completed the ILPT IPO on January 17, 2018. As described further in Note 1, on December 27, 2018, we completed the ILPT Distribution. In November 2017, ILPT filed a registration statement with the SEC for the ILPT IPO. On September 29, 2017, we contributed ILPT's Initial Properties to ILPT. In connection with ILPT’s formation and this contribution, ILPT issued to us 45,000,000 of its common shares and a non-interest bearing demand note for $750,000, or the ILPT Demand Note, and ILPT assumed three mortgage notes totaling $63,069 as of September 30, 2017, that were secured by three of ILPT's Initial Properties. In December 2017, ILPT paid to us the entire principal amount outstanding under the ILPT Demand Note with initial borrowings under its secured revolving credit facility, and we prepaid on ILPT’s behalf two of the mortgage notes totaling $14,319 that had encumbered two of ILPT's Initial Properties. In connection with the ILPT IPO, ILPT reimbursed us for approximately $7,271 of the costs that we incurred in connection with ILPT’s formation and preparation for the ILPT IPO. Also, in connection with the ILPT IPO, we entered a transaction agreement with ILPT that governs ILPT’s separation from and relationship with us. The transaction agreement provides that, among other things, (1) the current assets and current liabilities of ILPT, as of the time of closing of the ILPT IPO, were settled so that we retain all pre-closing current assets and pre-closing current liabilities and ILPT assumes all post-closing current assets and post-closing current liabilities, (2) ILPT will indemnify us with respect to any of ILPT’s liabilities, and we will indemnify ILPT with respect to any of our liabilities, after giving effect to the settlement between us and ILPT of

ILPT’s current assets and current liabilities and (3) we and ILPT will cooperate to enforce the ownership limitations in our and ILPT’s respective declaration of trust as may be appropriate to qualify for and maintain qualification for taxation as a REIT under the IRC, and otherwise to ensure each receives the economics of its assets and liabilities and to file future tax returns, including appropriate allocations of taxable income, expenses and other tax attributes. See Notes 1 and 11 for further information regarding ILPT and the ILPT IPO.

OPI. As of September 30, 2018, OPI owned 24,918,421 of our common shares, or approximately 27.8% of our outstanding common shares. As described further in Note 1, on October 9, 2018, OPI completed the Secondary Sale, pursuant to which OPI sold all 24,918,421 of our common shares it then owned, and on December 31, 2018, we and OPI completed the Merger.

AIC. As of September 30, 2018, we, ABP Trust, OPI and four other companies to which RMR LLC provides management services owned AIC, an Indiana insurance company, in equal amounts and are parties to a shareholders agreement regarding AIC. All our Trustees (other than David Blackman) and all the independent trustees and independent directors of the other AIC shareholders currently serve on the board of directors of AIC. RMR LLC provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC. Pursuant to this agreement, AIC pays to RMR LLC a service fee equal to 3.0% of the total annual net earned premiums payable under then active policies issued or underwritten by AIC or by a vendor or an agent of AIC on its behalf or in furtherance of AIC’s business.

We and the other AIC shareholders participate in a combined property insurance program arranged and insured or reinsured in part by AIC. We paid aggregate annual premiums, including taxes and fees, of $1,666, $2,029 and $2,162 in connection with this insurance program for the policy years ending June 30, 2019, 2018 and 2017, respectively, which amount for the current policy year ending June 30, 2019 may be adjusted from time to time as we acquire or dispose of properties that are included in this insurance program. Historically, ILPT participated in this program through us, as our subsidiary, and we allocated to ILPT the portion of the premiums for this insurance program, including taxes and fees, covering ILPT’s Initial Properties, which allocations were $266, $320 and $351 for the policy years ending June 30, 2019, 2018 and 2017, respectively, which amount for the policy year ending June 30, 2019 may be adjusted from time to time as we acquire or dispose of properties included in this insurance program. ILPT paid or reimbursed us approximately $266 in respect of this insurance program for the policy year ending June 30, 2019.

As of September 30, 2018 and December 31, 2017 and 2016, our investment in AIC had a carrying value of $9,157, $8,185 and $7,116, respectively. These amounts are included in other assets in our consolidated balance sheets. We recognized income of $882, $608 and $137 related to our investment in AIC for the nine months ended September 30, 2018 and the years ended December 31, 2017 and 2016, respectively. These amounts are presented as equity in earnings of an investee in our consolidated statements of comprehensive income. Our other comprehensive income (loss) includes our proportionate part of unrealized gains (losses) on securities which are owned and held for sale by AIC of $90, $461 and $152 related to our investment in AIC for the nine months ended September 30, 2018 and the years ended December 31, 2017 and 2016, respectively.

Effective December 31, 2018, we sold all of our shares of common stock of AIC to ILPT for a purchase price of $8,632 pursuant to a stock purchase agreement with ILPT. As a result of this purchase, ILPT, ABP Trust and five other companies to which RMR LLC provide management services currently own AIC in equal amounts and are parties to a shareholders agreement regarding AIC.

Directors’ and Officers’ Liability Insurance. We, RMR Inc., RMR LLC and certain other companies to which RMR LLC or its subsidiaries provide management services, including OPI, participate in a combined directors’ and officers’ liability insurance policy. The current combined policy expires in September 2020. We paid aggregate premiums of $206, $95 and $111 in 2018, 2017 and 2016, respectively, for these policies. Prior to the completion of the ILPT Distribution, as a majority owned subsidiary of us, ILPT was provided coverage under this policy and we allocated a portion of our cost of the policy to ILPT. The cost of this insurance we allocated to ILPT was $71, $116 and $93 for the nine months ended September 30, 2018 and the years December 31, 2017 and 2016, respectively.

Note 13. Contingencies

We believe some of our properties may contain asbestos. We believe any asbestos on our properties is contained in accordance with applicable laws and regulations, and we have no current plans to remove it. If we removed the asbestos or demolished the affected properties, certain environmental regulations govern the manner in which the asbestos must be handled and removed, and we could incur substantial costs complying with such regulations. Due to the uncertainty of the timing and amount of costs we may incur, we cannot reasonably estimate the fair value and we have not recognized a liability in our financial statements for these costs. Certain of our industrial lands in Hawaii may require environmental remediation, especially if the use of those lands is changed; however, we do not have any present plans to change the use of those lands or to undertake this environmental cleanup. In general, we do not have any insurance to limit losses that we may incur as a result of known or unknown environmental conditions, although some of our tenants may maintain such insurance. As of September 30, 2018 and December 31, 2017, we had accrued environmental remediation costs of $7,987 and $8,112, respectively, which were included in accounts payable and other liabilities in our consolidated balance sheets, including $7,002 for both periods related to the ILPT Properties. These accrued environmental remediation costs relate to maintenance of our properties for current uses, and, because of the indeterminable timing of the remediation, these amounts have not been discounted to present value. Although we do not believe that there are environmental conditions at any of our properties that will have a material adverse effect on us, we cannot be sure that such conditions or costs are not present in our properties or that other costs we incur to remediate contamination will not have a material adverse effect on our business or financial condition. Charges for environmental remediation costs, if any, are included in other operating expenses in our consolidated statements of comprehensive income.

In May 2018, one of our tenants defaulted on its lease for a property located in Naperville, IL with approximately 820,000 rentable square feet and an original lease expiration date of March 31, 2029. During the nine months ended September 30, 2018, we recorded a non-cash charge of $10,626 to write off straight line rents receivable related to this lease. The lease with the tenant that defaulted was amended effective October 1, 2018. Under the terms of such lease amendment, the tenant paid amounts outstanding under the original lease for the period through September 30, 2018 and made a partial payment for unpaid real estate taxes. In addition, the tenant made a one time payment of $2,000 for deferred capital costs, and its first monthly payment of $250 to offset building expenses that were previously paid directly by the tenant but that are currently paid by us. The tenant assigned its subleases at the property to us and continues to occupy and pay rent on 147,045 square feet and has agreed to do so for 30 months from the date of the amendment.

In March 2017, one of our tenants filed for bankruptcy and rejected two leases with us: (i) a lease for a property located in Huntsville, AL with approximately 1,400,000 rentable square feet and an original lease term until August 2032 and (ii) a lease for a property in Hanover, PA with approximately 502,000 rentable square feet and an original lease term until September 2028. The Huntsville, AL property is occupied by a subtenant of our former tenant who is now contractually obligated to pay rent to us in an amount equal to the rent under the former tenant’s lease for a term that runs concurrently with our former tenant’s original lease term, but subject to certain tenant termination rights. We expect that the lost rents plus carrying costs, such as real estate taxes, insurance, security and other operating costs, from a fully vacant Hanover, PA property may total approximately $3,800 per year. On November 30, 2018, the bankruptcy court overseeing the matter confirmed the tenant’s plan of reorganization (the “Plan”). In addition to the $3,739 security deposit previously retained by SIR, the Plan provides for payment of approximately $8,500 to SIR within 60 days of the Plan’s effective date, which date is to be determined pending the occurrence of certain conditions and as to which there is no outside date. Pursuant to the Plan, the $8,500 payment owed to SIR began accruing simple interest at the rate of 8% as of October 1, 2018 and will continue to accrue such interest until paid in full.

On June 29, 2016, we received an assessment from the State of Washington for real estate excise tax, interest and penalties of $2,837 on certain properties we acquired in connection with our acquisition of Cole Corporate Income Trust, Inc. in January 2015. We believe we are not liable for this tax and are disputing the assessment. As of September 30, 2018, we have not recorded a loss reserve related to this matter.

Note 14. Selected Quarterly Financial Data (Unaudited)

The following is a summary of our unaudited quarterly results of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017:

	2018
	First	Second	Third
	Quarter	Quarter	Quarter
Total revenues	$120,629	$116,007	$121,881
Net income	$37,679	$17,464	$35,080
Net income attributed to SIR	$33,200	$11,699	$29,483
Net income attributed to SIR per common share - basic and diluted	$0.37	$0.13	$0.33
Common distributions declared	$0.51	$0.51	$0.51

	2017
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
Total revenues	$116,294	$115,870	$118,014	$117,925
Net income	$6,728	$26,661	$31,442	$2,075
Net income attributed to SIR	$6,728	$26,661	$31,442	$2,075
Net income attributed to SIR per common share - basic and diluted	$0.08	$0.30	$0.35	$0.02
Common distributions declared	$0.51	$0.51	$0.51	$0.51
Note 15. Subsequent Events

Upon consummation of the Merger, we ceased to exist as a separate entity after December 31, 2018. Subsequent events have been evaluated through February 28, 2019, the date the consolidated financial statements were available to be issued.

SELECT INCOME REIT
SCHEDULE II
VALUATION AND QUALIFYING ACCOUNTS
September 30, 2018
(dollars in thousands)

	Balance at	Charged to		Balance
	Beginning	Costs and		at End
Description	of Period	Expenses	Deductions	of Period
Year ended December 31, 2016:
Allowance for doubtful accounts	$464	$496	$(87)	$873
Year ended December 31, 2017:
Allowance for doubtful accounts	$873	$587	$(64)	$1,396
Nine months ended September 30, 2018:
Allowance for doubtful accounts	$1,396	$883	$(52)	$2,227

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION
September 30, 2018
(dollars in thousands)

			Number of			Initial Cost to		Costs		Gross Amount Carried at
			Buildings,			Company		Capitalized		Close of Period(4)					Original
			Land Parcels				Buildings and	Subsequent to			Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Property Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment	Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
40 Inverness Center Parkway	Birmingham	AL	1	Office	$—	$1,427	$10,634	$232	$—	$1,427	$10,866	$12,293	$2,100	12/9/2010	1984
42 Inverness Center Parkway	Birmingham	AL	1	Office	—	1,273	10,824	246	—	1,273	11,070	12,343	2,137	12/9/2010	1985
44 Inverness Center Parkway	Birmingham	AL	1	Office	—	1,508	10,638	8,393	—	1,508	19,031	20,539	2,103	12/9/2010	1985
46 Inverness Center Parkway	Birmingham	AL	—	Land	—	2,000	—	—	—	2,000	—	2,000	—	12/9/2010	—
445 Jan Davis Drive	Huntsville	AL	1	Office	—	1,652	8,634	(6)	—	1,652	8,628	10,280	467	7/22/2016	2007
4905 Moores Mill Road	Huntsville	AL	1	Industrial	—	5,628	67,373	—	—	5,628	67,373	73,001	10,246	8/31/2012	1979
4501 Industrial Drive*	Fort Smith	AR	1	Industrial	—	900	3,485	—	—	900	3,485	4,385	320	1/29/2015	2013
16001 North 28th Avenue	Phoenix	AZ	1	Office	—	2,490	10,799	460	—	2,490	11,259	13,749	956	4/16/2015	1998
2149 West Dunlap Avenue	Phoenix	AZ	1	Office	—	5,600	14,433	102	—	5,600	14,535	20,135	1,331	1/29/2015	1983
1920 and 1930 W University Drive	Tempe	AZ	2	Office	—	1,122	10,122	2,217	—	1,122	12,339	13,461	5,332	6/30/1999	1988
2544 and 2548 Campbell Place	Carlsbad	CA	2	Office	—	3,381	17,918	15	—	3,381	17,933	21,314	2,691	9/21/2012	2007
2235 Iron Point Road	Folsom	CA	1	Office	—	3,450	25,504	—	—	3,450	25,504	28,954	4,941	12/17/2010	2008
47131 Bayside Parkway	Fremont	CA	1	Office	—	5,200	4,860	1,852	—	5,200	6,712	11,912	1,279	3/19/2009	1990
100 Redwood Shores Parkway	Redwood City	CA	1	Office	—	12,300	23,231	—	—	12,300	23,231	35,531	2,130	1/29/2015	1993
3875 Atherton Road	Rocklin	CA	1	Office	—	200	3,980	—	—	200	3,980	4,180	365	1/29/2015	1991
145 Rio Robles Drive	San Jose	CA	1	Office	—	5,063	8,437	299	—	5,063	8,736	13,799	1,006	12/23/2013	1984
2090 Fortune Drive	San Jose	CA	1	Office	—	5,700	1,998	—	—	5,700	1,998	7,698	183	1/29/2015	1996
2115 O'Nel Drive	San Jose	CA	1	Office	—	8,000	25,098	102	—	8,000	25,200	33,200	2,305	1/29/2015	1984
3939 North First Street	San Jose	CA	1	Office	—	6,160	7,961	373	—	6,160	8,334	14,494	965	12/23/2013	1984
51 and 77 Rio Robles Drive	San Jose	CA	2	Office	—	11,545	19,879	54	—	11,545	19,933	31,478	2,365	12/23/2013	1,984
6448-6450 Via Del Oro	San Jose	CA	1	Office	—	2,700	11,549	488	—	2,700	12,037	14,737	1,093	1/29/2015	1983
2450 and 2500 Walsh Avenue	Santa Clara	CA	2	Office	—	8,200	36,597	172	—	8,200	36,769	44,969	3,361	1/29/2015	1982
3250 and 3260 Jay Street	Santa Clara	CA	2	Office	—	11,900	52,059	—	—	11,900	52,059	63,959	4,772	1/29/2015	1982
350 West Java Drive	Sunnyvale	CA	1	Office	—	11,552	12,461	70	—	11,552	12,531	24,083	1,844	11/15/2012	1984
7958 South Chester Street	Centennial	CO	1	Office	—	7,400	23,278	371	—	7,400	23,649	31,049	2,159	1/29/2015	2000
350 Spectrum Loop	Colorado Springs	CO	1	Office	—	3,100	20,165	7	—	3,100	20,172	23,272	1,849	1/29/2015	2000
955 Aeroplaza Drive*	Colorado Springs	CO	1	Industrial	—	800	7,412	—	—	800	7,412	8,212	680	1/29/2015	2012
13400 East 39th Avenue and 3800 Wheeling Street*	Denver	CO	2	Industrial	—	3,100	12,955	46	—	3,100	13,001	16,101	1,214	1/29/2015	1973
333 Inverness Drive South	Englewood	CO	1	Office	—	3,230	11,801	2,275	—	3,230	14,076	17,306	1,920	6/15/2012	1998
150 Greenhorn Drive*	Pueblo	CO	1	Industrial	—	200	4,177	—	—	200	4,177	4,377	383	1/29/2015	2013
2 Tower Drive*	Wallingford	CT	1	Industrial	—	1,471	2,165	7	—	1,471	2,172	3,643	655	10/24/2006	1978

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
September 30, 2018
(dollars in thousands)

			Number of			Initial Cost to		Costs		Gross Amount Carried at
			Buildings,			Company		Capitalized		Close of Period(4)					Original
			Land Parcels				Buildings and	Subsequent to			Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Property Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment	Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
1 Targeting Center	Windsor	CT	1	Office	$—	$1,850	$7,226	$—	$—	$1,850	$7,226	$9,076	$1,114	7/20/2012	1980
235 Great Pond Drive*	Windsor	CT	1	Industrial	—	2,400	9,469	—	—	2,400	9,469	11,869	1,460	7/20/2012	2004
10450 Doral Boulevard*	Doral	FL	1	Industrial	—	15,225	28,101	—	—	15,225	28,101	43,326	235	6/27/2018	1996
10350 NW 112th Avenue	Miami	FL	1	Office	—	3,500	19,954	289	—	3,500	20,243	23,743	1,841	1/29/2015	2002
2100 NW 82nd Avenue*	Miami	FL	1	Industrial	—	144	1,297	454	—	144	1,751	1,895	737	3/19/1998	1987
One Primerica Parkway	Duluth	GA	1	Office	—	6,900	50,433	—	—	6,900	50,433	57,333	4,623	1/29/2015	2013
1000 Mapunapuna Street*	Honolulu	HI	1	Land	—	2,252	—	—	—	2,252	—	2,252	—	12/5/2003	—
1001 Ahua Street*	Honolulu	HI	1	Land	—	15,155	3,312	92	—	15,155	3,404	18,559	1,247	12/5/2003	—
1024 Kikowaena Place*	Honolulu	HI	1	Land	—	1,818	—	—	—	1,818	—	1,818	—	12/5/2003	—
1024 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,385	—	—	—	1,385	—	1,385	—	12/5/2003	—
1027 Kikowaena Place*	Honolulu	HI	1	Land	—	5,444	—	—	—	5,444	—	5,444	—	12/5/2003	—
1030 Mapunapuna Street*	Honolulu	HI	1	Land	—	5,655	—	—	—	5,655	—	5,655	—	12/5/2003	—
1038 Kikowaena Place*	Honolulu	HI	1	Land	—	2,576	—	—	—	2,576	—	2,576	—	12/5/2003	—
1045 Mapunapuna Street*	Honolulu	HI	1	Land	—	819	—	—	—	819	—	819	—	12/5/2003	—
1050 Kikowaena Place*	Honolulu	HI	1	Land	—	1,404	873	—	—	1,404	873	2,277	323	12/5/2003	—
1052 Ahua Street*	Honolulu	HI	1	Land	—	1,703	—	240	—	1,703	240	1,943	78	12/5/2003	—
1055 Ahua Street*	Honolulu	HI	1	Land	—	1,216	—	—	—	1,216	—	1,216	—	12/5/2003	—
106 Puuhale Road*	Honolulu	HI	1	Industrial	—	1,113	—	229	—	1,113	229	1,342	51	12/5/2003	1966
1062 Kikowaena Place*	Honolulu	HI	1	Land	—	1,049	599	—	—	1,049	599	1,648	221	12/5/2003	—
1122 Mapunapuna Street*	Honolulu	HI	1	Land	—	5,782	—	—	—	5,782	—	5,782	—	12/5/2003	—
113 Puuhale Road*	Honolulu	HI	1	Land	—	3,729	—	—	—	3,729	—	3,729	—	12/5/2003	—
1150 Kikowaena Place*	Honolulu	HI	1	Land	—	2,445	—	—	—	2,445	—	2,445	—	12/5/2003	—
120 Mokauea Street*	Honolulu	HI	1	Industrial	—	1,953	—	655	—	1,953	655	2,608	99	12/5/2003	1970
120 Sand Island Access Road*	Honolulu	HI	1	Industrial	—	1,130	11,307	1,298	—	1,130	12,605	13,735	4,242	11/23/2004	2004
120B Mokauea Street*	Honolulu	HI	1	Industrial	—	1,953	—	—	—	1,953	—	1,953	—	12/5/2003	1970
125 Puuhale Road*	Honolulu	HI	1	Land	—	1,630	—	—	—	1,630	—	1,630	—	12/5/2003	—
125B Puuhale Road*	Honolulu	HI	1	Land	—	2,815	—	—	—	2,815	—	2,815	—	12/5/2003	—
1330 Pali Highway*	Honolulu	HI	1	Land	—	1,423	—	—	—	1,423	—	1,423	—	12/5/2003	—
1360 Pali Highway*	Honolulu	HI	1	Land	—	9,170	—	161	—	9,170	161	9,331	101	12/5/2003	—
140 Puuhale Road*	Honolulu	HI	1	Land	—	1,100	—	—	—	1,100	—	1,100	—	12/5/2003	—
142 Mokauea Street*	Honolulu	HI	1	Industrial	—	2,182	—	1,455	—	2,182	1,455	3,637	349	12/5/2003	1972

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
September 30, 2018
(dollars in thousands)

			Number of			Initial Cost to		Costs		Gross Amount Carried at
			Buildings,			Company		Capitalized		Close of Period(4)					Original
			Land Parcels				Buildings and	Subsequent to			Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Property Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment	Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
148 Mokauea Street*	Honolulu	HI	1	Land	$—	$3,476	$—	$—	$—	$3,476	$—	$3,476	$—	12/5/2003	—
150 Puuhale Road*	Honolulu	HI	1	Land	—	4,887	—	—	—	4,887	—	4,887	—	12/5/2003	—
151 Puuhale Road*	Honolulu	HI	1	Land	—	1,956	—	—	—	1,956	—	1,956	—	12/5/2003	—
158 Sand Island Access Road*	Honolulu	HI	1	Land	—	2,488	—	—	—	2,488	—	2,488	—	12/5/2003	—
165 Sand Island Access Road*	Honolulu	HI	1	Land	—	758	—	—	—	758	—	758	—	12/5/2003	—
179 Sand Island Access Road*	Honolulu	HI	1	Land	—	2,480	—	—	—	2,480	—	2,480	—	12/5/2003	—
180 Sand Island Access Road*	Honolulu	HI	1	Land	—	1,655	—	—	—	1,655	—	1,655	—	12/5/2003	—
1926 Auiki Street*	Honolulu	HI	1	Industrial	—	2,872	—	1,564	—	2,874	1,562	4,436	454	12/5/2003	1959
1931 Kahai Street*	Honolulu	HI	1	Land	—	3,779	—	—	—	3,779	—	3,779	—	12/5/2003	—
197 Sand Island Access Road*	Honolulu	HI	1	Land	—	1,238	—	—	—	1,238	—	1,238	—	12/5/2003	—
2001 Kahai Street*	Honolulu	HI	1	Land	—	1,091	—	—	—	1,091	—	1,091	—	12/5/2003	—
2019 Kahai Street*	Honolulu	HI	1	Land	—	1,377	—	—	—	1,377	—	1,377	—	12/5/2003	—
2020 Auiki Street*	Honolulu	HI	1	Land	—	2,385	—	—	—	2,385	—	2,385	—	12/5/2003	—
204 Sand Island Access Road*	Honolulu	HI	1	Land	—	1,689	—	—	—	1,689	—	1,689	—	12/5/2003	—
207 Puuhale Road*	Honolulu	HI	1	Land	—	2,024	—	—	—	2,024	—	2,024	—	12/5/2003	—
2103 Kaliawa Street*	Honolulu	HI	1	Land	—	3,212	—	—	—	3,212	—	3,212	—	12/5/2003	—
2106 Kaliawa Street*	Honolulu	HI	1	Land	—	1,568	—	169	—	1,568	169	1,737	64	12/5/2003	—
2110 Auiki Street*	Honolulu	HI	1	Land	—	837	—	—	—	837	—	837	—	12/5/2003	—
212 Mohonua Place*	Honolulu	HI	1	Land	—	1,067	—	—	—	1,067	—	1,067	—	12/5/2003	—
2122 Kaliawa Street*	Honolulu	HI	1	Land	—	1,365	—	—	—	1,365	—	1,365	—	12/5/2003	—
2127 Auiki Street*	Honolulu	HI	1	Land	—	2,906	—	97	—	2,906	97	3,003	23	12/5/2003	—
2135 Auiki Street*	Honolulu	HI	1	Land	—	825	—	—	—	825	—	825	—	12/5/2003	—
2139 Kaliawa Street*	Honolulu	HI	1	Land	—	885	—	—	—	885	—	885	—	12/5/2003	—
214 Sand Island Access Road*	Honolulu	HI	1	Industrial	—	1,864	—	404	—	1,864	404	2,268	40	12/5/2003	1981
2140 Kaliawa Street*	Honolulu	HI	1	Land	—	931	—	—	—	931	—	931	—	12/5/2003	—
2144 Auiki Street*	Honolulu	HI	1	Industrial	—	2,640	—	6,958	—	2,640	6,958	9,598	2,017	12/5/2003	1953
215 Puuhale Road*	Honolulu	HI	1	Land	—	2,117	—	—	—	2,117	—	2,117	—	12/5/2003	—
218 Mohonua Place*	Honolulu	HI	1	Land	—	1,741	—	—	—	1,741	—	1,741	—	12/5/2003	—
220 Puuhale Road*	Honolulu	HI	1	Land	—	2,619	—	—	—	2,619	—	2,619	—	12/5/2003	—
2250 Pahounui Drive*	Honolulu	HI	1	Land	—	3,862	—	—	—	3,862	—	3,862	—	12/5/2003	—
2264 Pahounui Drive*	Honolulu	HI	1	Land	—	1,632	—	—	—	1,632	—	1,632	—	12/5/2003	—

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
September 30, 2018
(dollars in thousands)

			Number of			Initial Cost to		Costs		Gross Amount Carried at
			Buildings,			Company		Capitalized		Close of Period(4)					Original
			Land Parcels				Buildings and	Subsequent to			Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Property Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment	Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
2276 Pahounui Drive*	Honolulu	HI	1	Land	$—	$1,619	$—	$—	$—	$1,619	$—	$1,619	$—	12/5/2003	—
228 Mohonua Place*	Honolulu	HI	1	Land	—	1,865	—	—	—	1,865	—	1,865	—	12/5/2003	—
2308 Pahounui Drive*	Honolulu	HI	1	Land	—	3,314	—	—	—	3,314	—	3,314	—	12/5/2003	—
231 Sand Island Access Road*	Honolulu	HI	1	Land	—	752	—	—	—	752	—	752	—	12/5/2003	—
231B Sand Island Access Road*	Honolulu	HI	1	Land	—	1,539	—	—	—	1,539	—	1,539	—	12/5/2003	—
2344 Pahounui Drive*	Honolulu	HI	1	Land	—	6,709	—	—	—	6,709	—	6,709	—	12/5/2003	—
238 Sand Island Access Road*	Honolulu	HI	1	Land	—	2,273	—	—	—	2,273	—	2,273	—	12/5/2003	—
2635 Waiwai Loop A*	Honolulu	HI	1	Land	—	934	350	—	—	934	350	1,284	129	12/5/2003	—
2635 Waiwai Loop B*	Honolulu	HI	1	Land	—	1,177	105	—	—	1,177	105	1,282	39	12/5/2003	—
2760 Kam Highway*	Honolulu	HI	1	Land	—	703	—	115	—	703	115	818	—	12/5/2003	—
2804 Kilihau Street*	Honolulu	HI	1	Land	—	1,775	2	—	—	1,775	2	1,777	1	12/5/2003	—
2806 Kaihikapu Street*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
2808 Kam Highway*	Honolulu	HI	1	Land	—	310	—	—	—	310	—	310	—	12/5/2003	—
2809 Kaihikapu Street*	Honolulu	HI	1	Land	—	1,837	—	—	—	1,837	—	1,837	—	12/5/2003	—
2810 Paa Street*	Honolulu	HI	1	Land	—	3,340	—	—	—	3,340	—	3,340	—	12/5/2003	—
2810 Pukoloa Street*	Honolulu	HI	1	Land	—	27,699	—	4	—	27,699	4	27,703	4	12/5/2003	—
2812 Awaawaloa Street*	Honolulu	HI	1	Land	—	1,801	2	1	—	1,801	3	1,804	2	12/5/2003	—
2814 Kilihau Street*	Honolulu	HI	1	Land	—	1,925	—	—	—	1,925	—	1,925	—	12/5/2003	—
2815 Kaihikapu Street*	Honolulu	HI	1	Land	—	1,818	—	5	—	1,818	5	1,823	1	12/5/2003	—
2815 Kilihau Street*	Honolulu	HI	1	Land	—	287	—	—	—	287	—	287	—	12/5/2003	—
2816 Awaawaloa Street*	Honolulu	HI	1	Land	—	1,009	27	—	—	1,009	27	1,036	10	12/5/2003	—
2819 Mokumoa Street - A*	Honolulu	HI	1	Land	—	1,821	—	—	—	1,821	—	1,821	—	12/5/2003	—
2819 Mokumoa Street - B*	Honolulu	HI	1	Land	—	1,816	—	—	—	1,816	—	1,816	—	12/5/2003	—
2819 Pukoloa Street*	Honolulu	HI	1	Land	—	2,090	—	33	—	2,090	33	2,123	8	12/5/2003	—
2821 Kilihau Street*	Honolulu	HI	1	Land	—	287	—	—	—	287	—	287	—	12/5/2003	—
2826 Kaihikapu Street*	Honolulu	HI	1	Land	—	3,921	—	—	—	3,921	—	3,921	—	12/5/2003	—
2827 Kaihikapu Street*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
2828 Paa Street*	Honolulu	HI	1	Land	—	12,448	—	—	—	12,448	—	12,448	—	12/5/2003	—
2829 Awaawaloa Street*	Honolulu	HI	1	Land	—	1,720	3	—	—	1,720	3	1,723	2	12/5/2003	—
2928 Kaihikapu Street - A*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
2829 Kilihau Street*	Honolulu	HI	1	Land	—	287	—	—	—	287	—	287	—	12/5/2003	—

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
September 30, 2018
(dollars in thousands)

			Number of			Initial Cost to		Costs		Gross Amount Carried at
			Buildings,			Company		Capitalized		Close of Period(4)					Original
			Land Parcels				Buildings and	Subsequent to			Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Property Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment	Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
2829 Pukoloa Street*	Honolulu	HI	1	Land	$—	$2,088	$—	$—	$—	$2,088	$—	$2,088	$—	12/5/2003	—
2830 Mokumoa Street*	Honolulu	HI	1	Land	—	2,146	—	—	—	2,146	—	2,146	—	12/5/2003	—
2831 Awaawaloa Street*	Honolulu	HI	1	Land	—	860	—	—	—	860	—	860	—	12/5/2003	—
2831 Kaihikapu Street*	Honolulu	HI	1	Land	—	1,272	529	56	—	1,272	585	1,857	215	12/5/2003	—
2833 Kilihau Street*	Honolulu	HI	1	Land	—	601	—	—	—	601	—	601	—	12/5/2003	—
2833 Paa Street #2*	Honolulu	HI	1	Land	—	1,675	—	—	—	1,675	—	1,675	—	12/5/2003	—
2833 Paa Street*	Honolulu	HI	1	Land	—	1,701	—	—	—	1,701	—	1,701	—	12/5/2003	—
2836 Awaawaloa Street*	Honolulu	HI	1	Land	—	1,353	—	—	—	1,353	—	1,353	—	12/5/2003	—
2838 Kilihau Street*	Honolulu	HI	1	Land	—	4,262	—	—	—	4,262	—	4,262	—	12/5/2003	—
2839 Kilihau Street*	Honolulu	HI	1	Land	—	627	—	—	—	627	—	627	—	12/5/2003	—
2839 Mokumoa Street*	Honolulu	HI	1	Land	—	1,942	—	—	—	1,942	—	1,942	—	12/5/2003	—
2840 Mokumoa Street*	Honolulu	HI	1	Land	—	2,149	—	—	—	2,149	—	2,149	—	12/5/2003	—
2841 Pukoloa Street*	Honolulu	HI	1	Land	—	2,088	—	—	—	2,088	—	2,088	—	12/5/2003	—
2844 Kaihikapu Street*	Honolulu	HI	1	Land	—	1,960	14	—	—	1,960	14	1,974	11	12/5/2003	—
2846-A Awaawaloa Street*	Honolulu	HI	1	Land	—	2,181	954	—	—	2,181	954	3,135	353	12/5/2003	—
2847 Awaawaloa Street*	Honolulu	HI	1	Land	—	582	303	—	—	582	303	885	112	12/5/2003	—
2849 Kaihikapu Street*	Honolulu	HI	1	Land	—	860	—	—	—	860	—	860	—	12/5/2003	—
2850 Awaawaloa Street*	Honolulu	HI	1	Land	—	286	172	1	—	286	173	459	64	12/5/2003	—
2850 Mokumoa Street*	Honolulu	HI	1	Land	—	2,143	—	—	—	2,143	—	2,143	—	12/5/2003	—
2850 Paa Street*	Honolulu	HI	1	Land	—	22,827	—	—	—	22,827	—	22,827	—	12/5/2003	—
2855 Kaihikapu Street*	Honolulu	HI	1	Land	—	1,807	—	—	—	1,807	—	1,807	—	12/5/2003	—
2855 Pukoloa Street*	Honolulu	HI	1	Land	—	1,934	—	—	—	1,934	—	1,934	—	12/5/2003	—
2857 Awaawaloa Street*	Honolulu	HI	1	Land	—	983	—	—	—	983	—	983	—	12/5/2003	—
2858 Kaihikapu Street*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
2861 Mokumoa Street*	Honolulu	HI	1	Land	—	3,867	—	—	—	3,867	—	3,867	—	12/5/2003	—
2864 Awaawaloa Street*	Honolulu	HI	1	Land	—	1,836	—	6	—	1,836	6	1,842	3	12/5/2003	—
2864 Mokumoa Street*	Honolulu	HI	1	Land	—	2,092	—	—	—	2,092	—	2,092	—	12/5/2003	—
2865 Pukoloa Street*	Honolulu	HI	1	Land	—	1,934	—	—	—	1,934	—	1,934	—	12/5/2003	—
2868 Kaihikapu Street*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
2869 Mokumoa Street*	Honolulu	HI	1	Land	—	1,794	—	—	—	1,794	—	1,794	—	12/5/2003	—
2875 Paa Street*	Honolulu	HI	1	Land	—	1,330	—	—	—	1,330	—	1,330	—	12/5/2003	—

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
September 30, 2018
(dollars in thousands)

			Number of			Initial Cost to		Costs		Gross Amount Carried at
			Buildings,			Company		Capitalized		Close of Period(4)					Original
			Land Parcels				Buildings and	Subsequent to			Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Property Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment	Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
2879 Mokumoa Street*	Honolulu	HI	1	Land	$—	$1,789	$—	$—	$—	$1,789	$—	$1,789	$—	12/5/2003	—
2879 Paa Street*	Honolulu	HI	1	Land	—	1,691	—	44	—	1,691	44	1,735	11	12/5/2003	—
2886 Paa Street*	Honolulu	HI	1	Land	—	2,205	—	—	—	2,205	—	2,205	—	12/5/2003	—
2889 Mokumoa Street*	Honolulu	HI	1	Land	—	1,783	—	—	—	1,783	—	1,783	—	12/5/2003	—
2906 Kaihikapu Street*	Honolulu	HI	1	Land	—	1,814	2	—	—	1,814	2	1,816	1	12/5/2003	—
2908 Kaihikapu Street*	Honolulu	HI	1	Land	—	1,798	12	—	—	1,798	12	1,810	1	12/5/2003	—
2915 Kaihikapu Street*	Honolulu	HI	1	Land	—	2,579	—	—	—	2,579	—	2,579	—	12/5/2003	—
2927 Mokumoa Street*	Honolulu	HI	1	Land	—	1,778	—	—	—	1,778	—	1,778	—	12/5/2003	—
2928 Kaihikapu Street - B*	Honolulu	HI	1	Land	—	1,948	—	—	—	1,948	—	1,948	—	12/5/2003	—
2960 Mokumoa Street*	Honolulu	HI	1	Land	—	1,977	—	—	—	1,977	—	1,977	—	12/5/2003	—
2965 Mokumoa Street*	Honolulu	HI	1	Land	—	2,140	—	—	—	2,140	—	2,140	—	12/5/2003	—
2969 Mapunapuna Street*	Honolulu	HI	1	Land	—	4,038	15	—	—	4,038	15	4,053	8	12/5/2003	—
2970 Mokumoa Street*	Honolulu	HI	1	Land	—	1,722	—	—	—	1,722	—	1,722	—	12/5/2003	—
33 S. Vineyard Boulevard*	Honolulu	HI	1	Land	—	844	—	6	—	844	6	850	6	12/5/2003	—
525 N. King Street*	Honolulu	HI	1	Land	—	1,342	—	—	—	1,342	—	1,342	—	12/5/2003	—
609 Ahua Street*	Honolulu	HI	1	Land	—	616	—	8	—	616	8	624	6	12/5/2003	—
619 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,401	2	12	—	1,401	14	1,415	1	12/5/2003	—
645 Ahua Street*	Honolulu	HI	1	Land	—	882	—	—	—	882	—	882	—	12/5/2003	—
659 Ahua Street*	Honolulu	HI	1	Land	—	860	20	—	—	860	20	880	16	12/5/2003	—
659 Puuloa Road*	Honolulu	HI	1	Land	—	1,807	—	—	—	1,807	—	1,807	—	12/5/2003	—
660 Ahua Street*	Honolulu	HI	1	Land	—	1,783	3	—	—	1,783	3	1,786	3	12/5/2003	—
667 Puuloa Road*	Honolulu	HI	1	Land	—	860	2	—	—	860	2	862	2	12/5/2003	—
669 Ahua Street*	Honolulu	HI	1	Land	—	1,801	14	62	—	1,801	76	1,877	17	12/5/2003	—
673 Ahua Street*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
675 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,081	—	—	—	1,081	—	1,081	—	12/5/2003	—
679 Puuloa Road*	Honolulu	HI	1	Land	—	1,807	3	—	—	1,807	3	1,810	2	12/5/2003	—
685 Ahua Street*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
673 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,801	20	—	—	1,801	20	1,821	15	12/5/2003	—
692 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,798	—	—	—	1,798	—	1,798	—	12/5/2003	—
697 Ahua Street*	Honolulu	HI	1	Land	—	994	811	—	—	994	811	1,805	302	12/5/2003	—
702 Ahua Street*	Honolulu	HI	1	Land	—	1,783	4	—	—	1,783	4	1,787	3	12/5/2003	—
704 Mapunapuna Street*	Honolulu	HI	1	Land	—	2,390	685	—	—	2,390	685	3,075	254	12/5/2003	—

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
September 30, 2018
(dollars in thousands)

			Number of			Initial Cost to		Costs		Gross Amount Carried at
			Buildings,			Company		Capitalized		Close of Period(4)					Original
			Land Parcels				Buildings and	Subsequent to			Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Property Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment	Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
709 Ahua Street*	Honolulu	HI	1	Land	$—	$1,801	$—	$—	$—	$1,801	$—	$1,801	$—	12/5/2003	—
719 Ahua Street*	Honolulu	HI	1	Land	—	1,960	—	—	—	1,960	—	1,960	—	12/5/2003	—
729 Ahua Street*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
733 Mapunapuna Street*	Honolulu	HI	1	Land	—	3,403	—	—	—	3,403	—	3,403	—	12/5/2003	—
739 Ahua Street*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
759 Puuloa Road*	Honolulu	HI	1	Land	—	1,766	3	—	—	1,766	3	1,769	3	12/5/2003	—
761 Ahua Street*	Honolulu	HI	1	Land	—	3,757	1	—	—	3,757	1	3,758	1	12/5/2003	—
766 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
770 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
789 Mapunapuna Street*	Honolulu	HI	1	Land	—	2,608	3	—	—	2,608	3	2,611	2	12/5/2003	—
80 Sand Island Access Road*	Honolulu	HI	1	Land	—	7,972	—	—	—	7,972	—	7,972	—	12/5/2003	—
803 Ahua Street*	Honolulu	HI	1	Land	—	3,804	—	—	—	3,804	—	3,804	—	12/5/2003	—
808 Ahua Street*	Honolulu	HI	1	Land	—	3,279	—	—	—	3,279	—	3,279	—	12/5/2003	—
812 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,960	25	628	—	2,613	—	2,613	—	12/5/2003	—
819 Ahua Street*	Honolulu	HI	1	Land	—	4,821	583	30	—	4,821	613	5,434	226	12/5/2003	—
822 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,795	15	—	—	1,795	15	1,810	12	12/5/2003	—
830 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,801	25	—	—	1,801	25	1,826	19	12/5/2003	—
842 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,795	14	—	—	1,795	14	1,809	11	12/5/2003	—
846 Ala Lilikoi Boulevard B*	Honolulu	HI	1	Land	—	234	—	—	—	234	—	234	—	12/5/2003	—
848 Ala Lilikoi Boulevard A*	Honolulu	HI	1	Land	—	9,426	—	—	—	9,426	—	9,426	—	12/5/2003	—
850 Ahua Street*	Honolulu	HI	1	Land	—	2,682	2	—	—	2,682	2	2,684	2	12/5/2003	—
852 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
855 Ahua Street*	Honolulu	HI	1	Land	—	1,834	—	—	—	1,834	—	1,834	—	12/5/2003	—
841 Mapunapuna Street*	Honolulu	HI	1	Land	—	3,265	—	—	—	3,265	—	3,265	—	12/5/2003	—
865 Ahua Street*	Honolulu	HI	1	Land	—	1,846	—	—	—	1,846	—	1,846	—	12/5/2003	—
889 Ahua Street*	Honolulu	HI	1	Land	—	5,888	315	—	—	5,888	315	6,203	46	11/21/2012	—
905 Ahua Street*	Honolulu	HI	1	Land	—	1,148	—	—	—	1,148	—	1,148	—	12/5/2003	—
918 Ahua Street*	Honolulu	HI	1	Land	—	3,820	—	—	—	3,820	—	3,820	—	12/5/2003	—
930 Mapunapuna Street*	Honolulu	HI	1	Land	—	3,654	—	—	—	3,654	—	3,654	—	12/5/2003	—
944 Ahua Street*	Honolulu	HI	1	Land	—	1,219	—	—	—	1,219	—	1,219	—	12/5/2003	—
949 Mapunapuna Street*	Honolulu	HI	1	Land	—	11,568	—	—	—	11,568	—	11,568	—	12/5/2003	—

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
September 30, 2018
(dollars in thousands)

			Number of			Initial Cost to		Costs		Gross Amount Carried at
			Buildings,			Company		Capitalized		Close of Period(4)					Original
			Land Parcels				Buildings and	Subsequent to			Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Property Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment	Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
950 Mapunapuna Street*	Honolulu	HI	1	Land	$—	$1,724	$—	$—	$—	$1,724	$—	$1,724	$—	12/5/2003	—
960 Ahua Street*	Honolulu	HI	1	Land	—	614	—	—	—	614	—	614	—	12/5/2003	—
960 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,933	—	—	—	1,933	—	1,933	—	12/5/2003	—
970 Ahua Street*	Honolulu	HI	1	Land	—	817	—	—	—	817	—	817	—	12/5/2003	—
91-027 Kaomi Loop*	Kapolei	HI	1	Land	—	2,667	—	—	—	2,667	—	2,667	—	6/15/2005	—
91-064 Kaomi Loop*	Kapolei	HI	1	Land	—	1,826	—	—	—	1,826	—	1,826	—	6/15/2005	—
91-080 Hanua*	Kapolei	HI	1	Land	—	2,187	—	—	—	2,187	—	2,187	—	6/15/2005	—
91-083 Hanua*	Kapolei	HI	1	Land	—	716	—	—	—	716	—	716	—	6/15/2005	—
91-086 Kaomi Loop*	Kapolei	HI	1	Land	—	13,884	—	—	—	13,884	—	13,884	—	6/15/2005	—
91-087 Hanua*	Kapolei	HI	1	Land	—	381	—	—	—	381	—	381	—	6/15/2005	—
91-091 Hanua*	Kapolei	HI	1	Land	—	552	—	—	—	552	—	552	—	6/15/2005	—
91-102 Kaomi Loop*	Kapolei	HI	1	Land	—	1,599	—	—	—	1,599	—	1,599	—	6/15/2005	—
91-110 Kaomi Loop*	Kapolei	HI	1	Land	—	1,293	—	—	—	1,293	—	1,293	—	6/15/2005	—
91-119 Olai*	Kapolei	HI	1	Land	—	1,981	—	—	—	1,981	—	1,981	—	6/15/2005	—
91-210 Kauhi*	Kapolei	HI	1	Land	—	567	—	—	—	567	—	567	—	6/15/2005	—
91-141 Kalaeloa*	Kapolei	HI	1	Land	—	11,624	—	—	—	11,624	—	11,624	—	6/15/2005	—
91-150 Kaomi Loop*	Kapolei	HI	1	Land	—	3,159	—	—	—	3,159	—	3,159	—	6/15/2005	—
91-171 Olai*	Kapolei	HI	1	Land	—	218	—	47	—	218	47	265	11	6/15/2005	—
91-174 Olai*	Kapolei	HI	1	Land	—	962	—	47	—	962	47	1,009	15	6/15/2005	—
91-175 Olai*	Kapolei	HI	1	Land	—	1,243	—	43	—	1,243	43	1,286	17	6/15/2005	—
91-185 Kalaeloa*	Kapolei	HI	1	Land	—	1,761	—	—	—	1,761	—	1,761	—	6/15/2005	—
91-202 Kalaeloa*	Kapolei	HI	1	Industrial	—	1,722	—	326	—	1,722	326	2,048	43	6/15/2005	1964
91-209 Kuhela	Kapolei	HI	1	Land	—	1,352	—	26	—	1,352	26	1,378	1	6/15/2005	—
91-210 Olai*	Kapolei	HI	1	Land	—	706	—	—	—	706	—	706	—	6/15/2005	—
91-218 Olai*	Kapolei	HI	1	Land	—	1,622	—	61	—	1,622	61	1,683	16	6/15/2005	—
91-220 Kalaeloa*	Kapolei	HI	1	Industrial	—	242	1,457	172	—	242	1,629	1,871	526	6/15/2005	1991
91-222 Olai*	Kapolei	HI	1	Land	—	2,035	—	—	—	2,035	—	2,035	—	6/15/2005	—
91-238 Kauhi*	Kapolei	HI	1	Industrial	—	1,390	—	9,209	—	1,390	9,209	10,599	2,548	6/15/2005	1981
91-241 Kalaeloa*	Kapolei	HI	1	Industrial	—	426	3,983	838	—	426	4,821	5,247	1,540	6/15/2005	1990
91-250 Komohana*	Kapolei	HI	1	Land	—	1,506	—	—	—	1,506	—	1,506	—	6/15/2005	—
91-252 Kauhi*	Kapolei	HI	1	Land	—	536	—	—	—	536	—	536	—	6/15/2005	—

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
September 30, 2018
(dollars in thousands)

			Number of			Initial Cost to		Costs		Gross Amount Carried at
			Buildings,			Company		Capitalized		Close of Period(4)					Original
			Land Parcels				Buildings and	Subsequent to			Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Property Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment	Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
91-255 Hanua*	Kapolei	HI	1	Land	$—	$1,230	$—	$44	$—	$1,230	$44	$1,274	$29	6/15/2005	—
91-259 Olai*	Kapolei	HI	1	Land	—	2,944	—	—	—	2,944	—	2,944	—	6/15/2005	—
91-265 Hanua*	Kapolei	HI	1	Land	—	1,569	—	—	—	1,569	—	1,569	—	6/15/2005	—
91-300 Hanua*	Kapolei	HI	1	Land	—	1,381	—	—	—	1,381	—	1,381	—	6/15/2005	—
91-329 Kauhi*	Kapolei	HI	1	Industrial	—	294	2,297	2,380	—	294	4,677	4,971	1,314	6/15/2005	1980
91-349 Kauhi*	Kapolei	HI	1	Land	—	649	—	—	—	649	—	649	—	6/15/2005	—
91-399 Kauhi*	Kapolei	HI	1	Land	—	27,405	—	—	—	27,405	—	27,405	—	6/15/2005	—
91-400 Komohana*	Kapolei	HI	1	Land	—	1,494	—	—	—	1,494	—	1,494	—	6/15/2005	—
91-410 Komohana*	Kapolei	HI	1	Land	—	418	—	12	—	418	12	430	1	6/15/2005	—
91-416 Komohana*	Kapolei	HI	1	Land	—	713	—	11	—	713	11	724	—	6/15/2005	—
AES HI Easement*	Kapolei	HI	1	Land	—	1,250	—	—	—	1,250	—	1,250	—	6/15/2005	—
Other Easements & Lots*	Kapolei	HI	1	Land	—	358	—	1,246	—	358	1,246	1,604	335	6/15/2005	—
Tesaro 967 Easement*	Kapolei	HI	1	Land	—	6,593	—	—	—	6,593	—	6,593	—	6/15/2005	—
Texaco Easement*	Kapolei	HI	1	Land	—	2,653	—	—	—	2,653	—	2,653	—	6/15/2005	—
94-240 Pupuole Street*	Waipahu	HI	1	Land	—	717	—	—	—	717	—	717	—	12/5/2003	—
5500 SE Delaware Avenue*	Ankeny	IA	1	Industrial	—	2,200	16,994	—	—	2,200	16,994	19,194	1,557	1/29/2015	2012
951 Trails Road*	Eldridge	IA	1	Industrial	—	470	7,480	745	—	470	8,225	8,695	2,281	4/2/2007	1994
8305 NW 62nd Avenue	Johnston	IA	1	Office	—	2,500	31,508	—	—	2,500	31,508	34,008	2,888	1/29/2015	2011
2300 North 33rd Avenue East*	Newton	IA	1	Industrial	—	500	13,236	395	—	500	13,631	14,131	3,411	9/29/2008	2008
7121 South Fifth Avenue*	Pocatello	ID	1	Industrial	—	400	4,201	145	—	400	4,346	4,746	391	1/29/2015	2007
400 South Jefferson Street	Chicago	IL	1	Office	50,082	17,200	73,279	—	—	17,200	73,279	90,479	6,718	1/29/2015	1947
1230 West 171st Street*	Harvey	IL	1	Industrial	—	800	1,673	—	—	800	1,673	2,473	153	1/29/2015	2004
475 Bond Street	Lincolnshire	IL	1	Industrial	—	4,900	16,058	—	—	4,900	16,058	20,958	1,472	1/29/2015	2000
1415 West Diehl Road	Naperville	IL	1	Office	—	13,757	174,718	—	—	13,757	174,718	188,475	19,656	4/1/2014	2001
5156 American Road*	Rockford	IL	1	Industrial	—	400	1,529	—	—	400	1,529	1,929	140	1/29/2015	1996
440 North Fairway Drive	Vernon Hills	IL	1	Office	—	4,095	9,882	—	—	4,095	9,882	13,977	1,235	10/15/2013	1992
7601 Genesys Way	Indianapolis	IN	1	Office	—	1,421	10,832	—	—	1,421	10,832	12,253	316	7/19/2017	2003
7635 Genesys Way	Indianapolis	IN	1	Office	—	1,858	14,368	12	—	1,858	14,380	16,238	419	7/19/2017	2008
400 SW 8th Avenue	Topeka	KS	1	Office	—	1,300	15,918	456	—	1,300	16,374	17,674	2,509	7/30/2012	1983
1061 Pacific Avenue	Erlanger	KY	—	Land	—	732	—	—	—	732	—	732	—	6/30/2003	—
1101 Pacific Avenue	Erlanger	KY	1	Office	—	1,288	9,545	1,526	—	1,288	11,071	12,359	4,448	6/30/2003	1999

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
September 30, 2018
(dollars in thousands)

			Number of			Initial Cost to		Costs		Gross Amount Carried at
			Buildings,			Company		Capitalized		Close of Period(4)					Original
			Land Parcels				Buildings and	Subsequent to			Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Property Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment	Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
17200 Manchac Park Lane*	Baton Rouge	LA	1	Industrial	$—	$1,700	$8,860	$—	$—	$1,700	$8,860	$10,560	$812	1/29/2015	2014
209 South Bud Street*	Lafayette	LA	1	Industrial	—	700	4,549	9	—	700	4,558	5,258	417	1/29/2015	2010
300 Billerica Road	Chelmsford	MA	1	Office	—	2,009	6,727	114	—	2,009	6,841	8,850	1,011	9/27/2012	1984
330 Billerica Road	Chelmsford	MA	1	Office	—	1,410	7,322	1,220	—	1,410	8,542	9,952	1,527	1/18/2011	1984
111 Powdermill Road	Maynard	MA	1	Office	—	3,603	26,180	479	(12,651)	2,909	14,702	17,611	527	3/30/2007	1990
314 Littleton Road	Westford	MA	1	Office	—	3,500	30,444	—	—	3,500	30,444	33,944	2,791	1/29/2015	2007
7001 Columbia Gateway Drive	Columbia	MD	1	Office	—	3,700	24,592	—	—	3,700	24,592	28,292	3,535	12/21/2012	2008
4000 Principio Parkway*	North East	MD	1	Industrial	—	4,200	71,518	632	—	4,200	72,150	76,350	6,567	1/29/2015	2012
16101 Queens Court*	Upper Marlboro	MD	1	Industrial	—	5,296	21,833	—	—	5,296	21,833	27,129	—	9/28/2018	2016
3550 Green Court	Ann Arbor	MI	1	Office	—	2,877	9,081	1,061	—	2,877	10,142	13,019	1,567	12/21/2012	1998
3800 Midlink Drive*	Kalamazoo	MI	1	Industrial	—	2,630	40,599	—	—	2,630	40,599	43,229	3,722	1/29/2015	2014
2401 Cram Avenue SE*	Bemidji	MN	1	Industrial	—	100	2,137	—	—	100	2,137	2,237	196	1/29/2015	2013
110 Stanbury Industrial Drive*	Brookfield	MO	1	Industrial	—	200	1,859	—	—	200	1,859	2,059	170	1/29/2015	2012
2555 Grand Boulevard	Kansas City	MO	1	Office	—	4,263	73,891	1,035	—	4,263	74,926	79,189	5,897	7/31/2015	2003
628 Patton Avenue*	Asheville	NC	1	Industrial	—	500	1,514	—	—	500	1,514	2,014	139	1/29/2015	1994
2300 Yorkmont Road	Charlotte	NC	1	Office	—	637	22,351	4,109	—	637	26,460	27,097	2,340	1/29/2015	1995
2400 Yorkmont Road	Charlotte	NC	1	Office	—	563	19,722	2,712	—	563	22,434	22,997	2,037	1/29/2015	1995
3900 NE 6th Street*	Minot	ND	1	Industrial	—	700	3,223	—	—	700	3,223	3,923	296	1/29/2015	2013
1415 West Commerce Way*	Lincoln	NE	1	Industrial	—	2,200	8,518	—	—	2,200	8,518	10,718	781	1/29/2015	1971
18010 and 18020 Burt Street	Omaha	NE	2	Office	—	2,600	47,226	16	—	2,600	47,242	49,842	4,331	1/29/2015	2012
309 Dulty's Lane*	Burlington	NJ	1	Industrial	—	1,600	51,400	—	—	1,600	51,400	53,000	4,712	1/29/2015	2001
500 Charles Ewing Boulevard	Ewing	NJ	1	Office	—	5,300	69,074	—	—	5,300	69,074	74,374	6,332	1/29/2015	2012
725 Darlington Avenue*	Mahwah	NJ	1	Industrial	—	8,492	9,451	953	—	8,492	10,404	18,896	1,104	4/9/2014	1999
299 Jefferson Road	Parsippany	NJ	1	Office	—	4,900	25,987	177	—	4,900	26,164	31,064	2,399	1/29/2015	2011
One Jefferson Road	Parsippany	NJ	1	Office	—	4,188	14,919	50	—	4,188	14,969	19,157	1,089	11/13/2015	2009
2375 East Newlands Road*	Fernley	NV	1	Industrial	—	1,100	17,314	286	—	1,100	17,600	18,700	1,620	1/29/2015	2007
55 Commerce Avenue*	Albany	NY	1	Industrial	—	1,000	10,105	179	—	1,000	10,284	11,284	946	1/29/2015	2013
8687 Carling Road	Liverpool	NY	1	Office	—	375	3,265	1,924	—	375	5,189	5,564	1,612	1/6/2006	1997
1212 Pittsford - Victor Road	Pittsford	NY	1	Office	—	528	3,755	1,253	—	528	5,008	5,536	1,688	11/30/2004	1965
500 Canal View Boulevard	Rochester	NY	1	Office	—	1,462	12,482	434	—	1,462	12,916	14,378	4,004	1/6/2006	1996
32150 Just Imagine Drive*	Avon	OH	1	Industrial	—	2,200	23,280	—	—	2,200	23,280	25,480	5,432	5/29/2009	1996

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
September 30, 2018
(dollars in thousands)

			Number of			Initial Cost to		Costs		Gross Amount Carried at
			Buildings,			Company		Capitalized		Close of Period(4)					Original
			Land Parcels				Buildings and	Subsequent to			Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Property Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment	Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
1415 Industrial Drive*	Chillicothe	OH	1	Industrial	$—	$1,200	$3,265	$—	$—	$1,200	$3,265	$4,465	$299	1/29/2015	2012
2231 Schrock Road	Columbus	OH	1	Office	—	700	4,472	455	—	700	4,927	5,627	439	1/29/2015	1999
5300 Centerpoint Parkway*	Groveport	OH	1	Industrial	—	2,700	29,863	—	—	2,700	29,863	32,563	2,737	1/29/2015	2014
200 Orange Point Drive*	Lewis Center	OH	1	Industrial	—	1,300	8,613	158	—	1,300	8,771	10,071	791	1/29/2015	2013
301 Commerce Drive*	South Point	OH	1	Industrial	—	600	4,530	—	—	600	4,530	5,130	415	1/29/2015	2013
2820 State Highway 31*	McAlester	OK	1	Industrial	—	581	2,237	4,632	—	581	6,869	7,450	322	1/29/2015	2012
5 Logistics Drive*	Carlisle	PA	1	Industrial	—	3,299	15,515	—	—	3,299	15,515	18,814	—	9/20/2018	2016
8800 Tinicum Boulevard	Philadelphia	PA	1	Office	40,945	3,900	67,116	303	—	3,900	67,419	71,319	6,168	1/29/2015	2000
9680 Old Bailes Road	Fort Mill	SC	1	Office	—	800	8,057	—	—	800	8,057	8,857	739	1/29/2015	2007
996 Paragon Way*	Rock Hill	SC	1	Industrial	—	2,600	35,920	—	—	2,600	35,920	38,520	3,293	1/29/2015	2014
510 John Dodd Road*	Spartanburg	SC	1	Industrial	—	3,300	57,998	38	—	3,300	58,036	61,336	5,317	1/29/2015	2012
4836 Hickory Hill Road*	Memphis	TN	1	Industrial	—	1,402	10,769	635	—	1,402	11,404	12,806	1,052	12/23/2014	1984
2020 Joe B. Jackson Parkway*	Murfreesboro	TN	1	Industrial	—	7,500	55,259	—	—	7,500	55,259	62,759	5,065	1/29/2015	2012
16001 North Dallas Parkway	Addison	TX	2	Office	—	10,107	95,124	1,328	—	10,107	96,452	106,559	13,603	1/16/2013	1987
2115-2116 East Randol Mill Road	Arlington	TX	1	Office	—	2,100	9,769	1,373	—	2,100	11,142	13,242	1,450	1/29/2015	1989
Research Park-Cisco Building 3	Austin	TX	1	Industrial	—	539	4,849	471	—	539	5,320	5,859	2,412	6/16/1999	1999
Research Park-Cisco Building 4	Austin	TX	1	Industrial	—	902	8,158	720	—	902	8,878	9,780	3,996	6/16/1999	1999
1001 Noble Energy Way	Houston	TX	1	Office	—	3,500	118,128	739	—	3,500	118,867	122,367	10,872	1/29/2015	1998
10451 Clay Road	Houston	TX	1	Office	—	5,200	21,812	—	—	5,200	21,812	27,012	1,999	1/29/2015	2013
202 North Castlegory Road	Houston	TX	1	Office	—	887	12,594	1	—	887	12,595	13,482	446	5/12/2017	2016
6380 Rogerdale Road	Houston	TX	1	Office	—	13,600	33,228	638	—	13,600	33,866	47,466	3,056	1/29/2015	2006
4221 W. John Carpenter Freeway	Irving	TX	1	Office	—	542	4,879	186	—	542	5,065	5,607	2,526	3/19/1998	1995
8675,8701-8711 Freeport Pkwy and 8901 Esters Blvd	Irving	TX	3	Office	—	12,300	69,310	—	—	12,300	69,310	81,610	6,354	1/29/2015	1990
1511 East Common Street	New Braunfels	TX	1	Office	—	2,700	11,712	—	—	2,700	11,712	14,412	1,074	1/29/2015	2005
2900 West Plano Parkway	Plano	TX	1	Office	—	5,200	22,291	—	—	5,200	22,291	27,491	2,043	1/29/2015	1998
3400 West Plano Parkway	Plano	TX	1	Office	—	3,000	31,392	212	—	3,000	31,604	34,604	2,880	1/29/2015	1994
19100 Ridgewood Parkway	San Antonio	TX	1	Office	—	4,600	187,539	522	—	4,600	188,061	192,661	17,230	1/29/2015	2008
3600 Wiseman Boulevard	San Antonio	TX	1	Office	—	3,197	12,175	112	—	3,197	12,287	15,484	1,688	3/19/2013	2004
1800 Novell Place	Provo	UT	1	Office	—	6,700	78,940	(50)	—	6,651	78,939	85,590	12,499	6/1/2012	2000
4885-4931 North 300 West	Provo	UT	2	Office	—	3,400	25,938	—	—	3,400	25,938	29,338	3,621	2/28/2013	2009

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
September 30, 2018
(dollars in thousands)

			Number of			Initial Cost to		Costs			Gross Amount Carried at
			Buildings,			Company		Capitalized			Close of Period(4)					Original
			Land Parcels	Property			Buildings and	Subsequent to				Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment		Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
1095 South 4800 West*	Salt Lake City	UT	1	Industrial	$—	$1,500	$6,913	$—	$—		$1,500	$6,913	$8,413	$634	1/29/2015	2012
1901 Meadowville Technology Parkway*	Chester	VA	1	Industrial	49,251	4,000	67,511	—	—		4,000	67,511	71,511	6,188	1/29/2015	2012
Two Commercial Place	Norfolk	VA	1	Office	—	4,497	32,505	16	—		4,497	32,521	37,018	1,151	4/28/2017	1974
1910 East Parham Road	Richmond	VA	1	Office	—	778	2,362	12	—		778	2,374	3,152	188	7/20/2015	1989
1920 East Parham Road	Richmond	VA	1	Office	—	916	2,780	174	—		916	2,954	3,870	228	7/20/2015	1989
1950 East Parham Road	Richmond	VA	1	Office	—	708	2,148	—	—		708	2,148	2,856	170	7/20/2015	2012
501 South 5th Street	Richmond	VA	1	Office	—	13,849	109,823	254	—		13,849	110,077	123,926	14,427	7/2/2013	2009
9201 Forest Hill Avenue	Richmond	VA	1	Office	—	1,270	4,824	145	—		1,270	4,969	6,239	241	10/12/2016	1985
1751 Blue Hills Drive	Roanoke	VA	1	Industrial	—	4,300	19,236	224	—		4,300	19,460	23,760	1,853	1/29/2015	2003
45101 Warp Drive	Sterling	VA	1	Office	—	4,336	29,910	52	—		4,336	29,962	34,298	4,367	11/29/2012	2001
45201 Warp Drive	Sterling	VA	1	Office	—	2,735	16,198	—	—		2,735	16,198	18,933	2,362	11/29/2012	2000
45301 Warp Drive	Sterling	VA	1	Office	—	2,803	16,130	—	—		2,803	16,130	18,933	2,352	11/29/2012	2000
181 Battaile Drive*	Winchester	VA	1	Industrial	—	1,487	12,854	11	—		1,487	12,865	14,352	4,006	4/20/2006	1987
351, 401, 501 Elliott Ave West	Seattle	WA	3	Office	70,346	34,999	94,407	1,401	—		34,999	95,808	130,807	8,713	1/29/2015	2000
Total			366		210,624	1,057,285	3,169,227	81,997	(12,651)	—	1,057,197	3,238,661	4,295,858	369,252

Properties Held For Sale
501 Ridge Avenue	Hanover	PA	1	Industrial	—	4,800	22,200	31	(15,241)		3,076	8,714	11,790	46	9/24/2008	1948
91-008 Hanua	Kapolei	HI	1	Land	—	3,541	—	7	—		3,541	7	3,548	3	6/15/2005	—
Total			2		—	8,341	22,200	38	(15,241)		6,617	8,721	15,338	49

Grand Total			368		$210,624	$1,065,626	$3,191,427	$82,035	$(27,892)		$1,063,814	$3,247,382	$4,311,196	$369,301

Segment Data
SIR			99		$161,373	$399,755	$2,460,978	$43,941	$(27,892)		$397,288	$2,479,494	$2,876,782	$281,023
ILPT			269		49,251	665,871	730,449	38,094	—		666,526	767,888	1,434,414	88,278
Total			368		$210,624	$1,065,626	$3,191,427	$82,035	$(27,892)		$1,063,814	$3,247,382	$4,311,196	$369,301

(1)	Represents mortgage debt and includes the unamortized balance of the fair value adjustments and debt issuance costs totaling $72.

(2)	Excludes value of real estate intangibles.

(3)	Depreciation on buildings and improvements is provided for periods ranging up to 40 years and on equipment up to 12 years.

(4)	The total aggregate cost for U.S. federal income tax purposes is approximately $4,711,542.

*	Owned by ILPT.

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
September 30, 2018
(dollars in thousands)
Analysis of the carrying amount of real estate properties and accumulated depreciation:

	Real Estate	Accumulated
	Properties	Depreciation
Balance at December 31, 2015	$4,119,668	$(164,779)
Additions	28,538	(78,151)
Asset impairment	(5,484)	—
Disposals	(302)	302
Balance at December 31, 2016	4,142,420	(242,628)
Additions	92,029	(80,239)
Asset impairment	(229)	—
Disposals	(1,680)	1,680
Cost basis adjustment (1)	(6,846)	6,938
Reclassification of property held for sale	(5,829)	—
Balance at December 31, 2017	4,219,865	(314,249)
Additions	107,147	(61,162)
Asset impairment	(9,706)	—
Disposals	(576)	576
Cost basis adjustment (1)	(5,535)	5,535
Reclassification of property held for sale	(15,337)	48
Balance at September 30, 2018	$4,295,858	$(369,252)

(1)	Represents the reclassification between accumulated depreciation and building made to a property at fair value, that was previously classified as held for sale, in accordance with GAAP.